Electronically Filed
4/2/2020 1:21 PM
Steven D. Grierson
CLERK OF THE COURT

LAW OFFICES OF BYRON THOMAS
BYRON E. THOMAS, ESQ
Nevada Bar No. 8906
3275 S. Jones Blvd, #104
Las Vegas, Nevada 89146
Phone: +1(702) 761-4945
Facsimile: +1(702) 543-4855
byronthomaslaw@gmail.com

Attorneys for Plaintiff Empire Post Media, Inc

CASE NO: A-20-813165-C
Department 16

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

***

EMPIRE POST MEDIA, INC., a Nevada corporation, Plaintiff, vs. SAEAN, INC., a Nevada corporation, JUNG YONG LEE, an individual; and DOES I though 10, inclusive, Defendants.	Case No.: ______ Dept. No.: ______ *Exempt from Arbitration pursuant to Nevada Arbitration Rule 3(A) as an Action for Declaratory Relief.* *Jury Trial Demanded.*

COMPLAINT FOR DAMAGES

COMES NOW, Plaintiff Empire Post Media, Inc, ("PLAINTIFF"), by and through its' undersigned attorney of record, Byron E. Thomas, Esq., who hereby complains and alleges against Defendants Saean, Inc. ("SAEAN NEVADA"), Jung Yong Lee ("LEE") and DOES 1 through 10 inclusive, collectively referred to as "DEFENDANTS" or individually as a "DEFENDANT" where context may require in this complaint for damages (the "COMPLAINT") as follows:

THE PARTIES

1. Plaintiff Empire Post Media, Inc. is, and at all times mentioned in this Complaint, a Nevada corporation with its' principle place of business in Las Vegas, Nevada.

2. Defendant Saean, Inc. is, and at all times mentioned in this Complaint, a Nevada corporation with its' principle place of business in Las Vegas, Nevada.

3. Defendant Jung Yong Lee (aka John Lee) is and at all times mentioned in this

Complaint a South Korean citizen living intermittently at 7055 Laredo Street in Las Vegas. Nevada 89117.

4. Plaintiff does not know the true names of Defendants DOES 1 through 10, inclusive, and therefore sues them by those fictitious names. The names, capacities and relationships of DOES 1 through 10 will be alleged by amendment to this complaint when they are known. Plaintiff is informed and believes, and on the basis of that information and belief alleges, that each of the DOE Defendants was in some manner legally responsible for the actions complained of herein.

JURISDICTION AND VENUE

5. This Court has jurisdiction over this action and the Defendant(s) as alleged herein pursuant to NRS §14.065.

6. Venue in this Court is proper pursuant to NRS §§ 13.010 and 13.040.

GENERAL ALLEGATIONS

7. Empire Post Media, Inc. is a publicly traded company on the OTC Markets, Inc. ("OTC MARKETS") QB Market Tier, bound by the periodic reporting requirements of Sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended, (the "EXCHANGE ACT").

8. The Plaintiff makes quarterly and periodic public disclosures of its' business and financial statements via the OTC Markets News and Disclosure Service and via EDGAR, the ***Electronic Data Gathering, Analysis, and Retrieval system*** operated by the Securities and Exchange Commission ("SEC").

9. On or about May 31, 2019, the Defendants purchased 126,855,000 shares of common stock issued by the Plaintiff, a publicly owned corporation, from an individual. Peter Dunn ("DUNN") or 64.78% of the then outstanding common stock in Plaintiff corporation for $350,000.00 USD.

10. Immediately thereafter, Dunn resigned as sole officer and director, and the Plaintiff appointed the following individuals to serve as officers/directors: Jung Yong Lee, President of the Company; Ted Campbell, Secretary of the Company; William Sawyer as the Treasurer of the Company; and Jung Yong Lee, Sole Director of the Company. See, **Exhibit A**

attached hereto, Form 8-K dated June 10, 2019.

11. The intention of the parties to this transaction was for the Defendants to acquire a controlling interest in the Plaintiff, to then effect a reverse-merger transaction whereby one company's management is absorbed into another parent company, which can be structured in any number of ways depending on the circumstances and goals of the parties to such a transaction.

12. Here, the stated goal of the transaction was for Defendant SAEAN NEVADA. to become a publicly traded company in the United States by June 1, 2019.

13. Such a goal was communicated to interested parties in Las Vegas, Nevada on multiple occasion during the months February to May 2019 by the Chairman and President of Defendant, Jung Yong Lee ("LEE").

14. However, several circumstances prevented such an occurrence, namely the absence of an audit, of the privately-owned companies which were to go-public, which caused the transaction with Plaintiff to be structured in this particular way.

15. In or about January 2019, Saean Co. Ltd., a South Korean corporation ("SAEAN KOREA") retained the accounting firm of PLS CPAs in San Diego, California for the purpose of auditing the Korean company for the prior two years ending 2017, 2018 so that it could merge with Defendant SAEAN NEVADA prior to the filing of a registration statement with the SEC and sponsorship by a registered broker-dealer with the eventual public listing of the company's common stock.

16. However, an audit of SAEAN KOREA was unable to be completed timely (prior to June 1, 2019). This of course impeded the satisfaction of certain requirements in the traditional go-public process including without limitation registration with the SEC and sponsorship by a registered broker-dealer.

17. Therefore, the Defendants determined they would acquire a controlling interest in an existing public company and wait for the completion of the audit of SAEAN KOREA in order to perform a consolidated audit of SAEAN NEVADA post-acquisition of SAEAN KOREA.

18. As the audit in South Korea seemingly progressed, LEE decided yet again to

change his course of plans, issuing a series of public disclosures on Forms 8-K on or about July 29 and 31 2019 and again on August 11 2019.

19. This change in plans included the resignation of LEE as Director and Chief Executive Officer and the appointment of William Sawyer ("SAWYER") in his place. Replacing Sawyer as Treasurer was Tammy Billington ("BILLINGTON") with Jan Dixon ("DIXON") named as President. Ted Campbell ("CAMPBELL") remained the Secretary. See Forms 8-K dated July 29, 31 and August 24 2019 as **Exhibits B, C and D attached hereto.**

20. The purpose of these changes in plans, was ostensibly to allow LEE to focus on private fund-raising efforts in South Korea for SAEAN KOREA and SAEAN NEVADA and to ensure the audit was timely completed of both entities prior to their acquisition by Plaintiff.

21. On or about August 11, 2019 a Convertible Promissory Note issued in the amount of $305,000 due and payable on August 11, 2020. **See Exhibit E attached hereto.**

22. On or about September 26, 2019 Promissory Note $125,000 note is due and payable on December 25, 2020 with 6% interest. **See Exhibit F attached hereto.**

23. These instruments were issued as part of a $905,000 credit facility between Plaintiff and Defendant SAEAN NEVADA discussed in the first exhibit to the Form 8-K attached hereto as Exhibit E. As stated in the Form 8-K, "*The Company agrees to issue and sell the Purchaser the following Convertible Note Payables: Initial Note of $305,000 and a Subsequent Note of $600,000 within sixty calendar days of the Initial Note. It is the understanding of the Parties to this Agreement that both the Initial Note and Subsequent Note shall be funded to the Company by the Purchaser.*"

24. However, after a second promissory note was issued for $150,000.00 on September 25, 2019 and subsequent minor amounts were transferred totaling $13,015.00, no other subsequent note purchase was forthcoming in the intended amount of $600,000 leaving Plaintiff short by $436,985.00 USD to execute on its' intended business plans.

25. This shortfall leaves the Plaintiff in a compromised position to pay for premises which it has leased, equipment which it has financed the purchase of, and to structure other necessary business matters.

26. The Defendants knew and should have known that by failing to purchase the

Subsequent Note called for in the Convertible Note Purchase Agreement the Plaintiff would potentially lose newly acquired assets and be found in breach of lease agreements for its business operations in Las Vegas, Nevada.

27. The Plaintiff, prior to the series of transactions with Defendant, is what is commonly referred to and defined by Rule 405 of the Securities Act of 1933, as amended (the "Securities Act") as a "shell company" with "..no or nominal operations; and assets consisting of solely cash or cash equivalents..."

28. The Defendant SAEAN NEVADA is also a shell company. The only investments in the Defendant since inception were a $100,000 USD promissory note issued to LEE and a $2,500,000 USD promissory note issued to Top Class Investment, Inc., a South Korean corporation ("TOP CLASS") operated by Myoung Chun Park ("PARK") on April 17, 2019 and April 29, 2019 respectively.

29. Plaintiff understood based on the representations of Defendants that PARK and TOP CLASS were large investors in SAEAN KOREA, and other ventures in which LEE was involved, who were well-capitalized, sophisticated and intent on completing all necessary due diligence items to create a consolidated public company on the OTC QB Market Tier with potential to up-list to a larger exchange such as NASDAQ.

30. Upon information and belief of Plaintiff, TOP CLASS is a registered broker-dealer in South Korea who also served as the auditor to SAEAN KOREA. In one piece of promotion literature regarding Saean Korea, PARK is quoted in the February 2019 edition of Economics Magazine (South Korea) as saying *"Never before have I seen such a company where each and every cent is so meticulously accounted for."* **See Exhibit C attached hereto.**

31. Unbeknownst to PARK and the Plaintiff after initially funding Plaintiff, LEE on or about June 24, 2019 authorized a wire in the amount $300,000.00 to SAEAN KOREA; LEE on or about July 12, 2019 authorized a wire in the amount of $300,000.00 to SAEAN KOREA; LEE on or about August 1, 2019 authorized a wire in the amount of $300,000.00 to SAEAN KOREA; LEE on or about September 25, 2019 authorized a wire in the amount of $40,000.00 to SAEAN KOREA; LEE on or about September 4, 2019 authorized a wire in the amount of $260,000.00 to SAEAN KOREA, all funds paid from the SAEAN NEVADA Shinhan Bank

and Bank of America accounts to the SAEAN KOREA bank account in South Korea. LEE did so without informing TOP CLASS or Plaintiff of such action.

32. Had the Plaintiff known this at the time of the funding agreement that LEE was going to transfer all of the SAEAN NEVADA funds back to SAEAN KOREA, it would not have agreed to the subsequent financing in the Convertible Note Purchase Agreement and would have sought to execute on alternative business plans and suspended or foregone altogether certain business ventures.

33. More specifically the Plaintiff would not have entered into certain agreements or made certain acquisitions in pursuit of the electric vehicle conversion business had it known the Defendant did not intend on purchasing a Subsequent Note or that Defendant had transferred the balance of its investment funds from TOP CLASS back to SAEAN KOREA in South Korea.

34. Defendants LEE and SAEAN NEVADA repeatedly promised in person, via telephone, via text message and via email that they would fund the remaining portion of the Subsequent Note.

35. In addition, LEE, acting on behalf of the majority common shareholder, SAEAN KOREA informed Plaintiff that it should prepare to accept a new round of investment. Part of these preparations included the filing of a preferred designation with the Nevada Secretary of State's office for a Series "A" Preferred voting stock to be held by SAWYER.

36. On or about February 28, 2019 the Plaintiff filed a Preferred Series A Designation with the Nevada Secretary of State's office. A true and correct copy of this filing is attached hereto as **Exhibit H**.

37. During a trip to South Korea in December 2019 SAWYER and BILLINGTON learned that LEE had used PARK's investment in SAEAN NEVADA which had been transferred to SAEAN KOREA to settle claims with other non-associated investors in a separate South Korean company, Saean Energy.

38. Thereafter, LEE informed SAWYER that he had $3,000,000 USD in new funding secured but that he wanted control over the Plaintiff's bank account.

39. Given this prior knowledge of LEE's financial dealings, SAWYER was

concerned that LEE would simply do the same thing if provided with control over the Plaintiff's bank account.

40. Defendants and each of them have authored a series of misleading press-releases in South Korea regarding the Plaintiff and its' plans for merger with SAEAN KOREA and SAEAN NEVADA.

41. Defendants and each of them have consistently misrepresented the value of their companies as close to $20 million USD when in fact they are worth no more than $200,000 USD, if anything at all.

42. Now as a consequence of the failure to purchase the Subsequent Note, the Plaintiff will, barring emergency financing, lose certain assets and business opportunities as a result of the Defendants' conduct sustaining damage to its business and resulting in diminished value to the detriment of all shareholders.

FIRST CAUSE OF ACTION
Breach of Contract
Against Defendant Saean, Inc.

43. Plaintiff repeats, re-alleges and incorporates by reference all preceding paragraphs of the Complaint as though fully set forth herein – including the all Exhibits attached hereto at Exhibit A though H.

44. Plaintiff has performed all of its' responsibilities required of it under the Convertible Note Purchase Agreement entered into with Defendant.

45. Defendant has breached this Convertible Note Purchase Agreement by failing purchase the Subsequent Note in the approximate amount of $436,985.00.

46. Defendant's refusal and continuing refusal to perform its obligations under the contract has directly damaged Plaintiff the amount of at least $1,000,000 with interest, for which Plaintiff has not been reimbursed or otherwise compensated wholly or in part subject to proof at trial.

SECOND CAUSE OF ACTION
Fraudulent Inducement
Against all Defendants

47. Plaintiff repeats, re-alleges and incorporates by reference all preceding paragraphs

of the Complaint as though fully set forth herein – including the all Exhibits attached hereto at Exhibit A though H.

48. Defendants, and each of them, repeatedly held themselves out to be capable of executing a corporate roll-up strategy resulting in a consolidated holding company focused on electric vehicle technology which was auditable with assets in excess of $20 million USD.

49. More specifically, LEE represented to Plaintiff that he would complete the Convertible Promissory Note Purchase Agreement and finance a $900,000 electric vehicle based business plan. LEE did so know that Plaintiff was told Defendant SAEAN NEVADA was well capitalized and working with South Korean partners to raise additional funding of $3,000,000 USD.

50. In fact, Defendants were unable to complete any audit and did not hold any valuable intellectual property or own any other technology which would justify a valuation approaching $20 million USD.

51. Defendants repeatedly failed to produce adequate records and documentation of assets to Plaintiff which would provide independent economic justification for entering into a transaction for their acquisition.

52. Instead, LEE intended on using the TOP CLASS investment to pay off other investors in South Korea and not to finance an electric vehicle business plan in the United States through Plaintiff.

53. Had Plaintiff known of these true intentions it would have sought alternative funding more immediately and pursued less aggressively its eclectic vehicle business plans.

54. To wit, Plaintiff has sustained actual and proximate damages of $1,000,000 subject to proof at trial.

THIRD CAUSE OF ACTION
Declaratory Relief
Against all Defendants

55. Plaintiff repeats, re-alleges and incorporates by reference all preceding paragraphs of the Complaint as though fully set forth herein – including the all Exhibits attached hereto.

56. Plaintiff acknowledges in its' Complaint the existence of the Convertible Note

Purchase Agreement and related Promissory Notes issued between the parties, further alleging the agreement is valid and enforceable.

57. Plaintiff by virtue of this Complaint filed suit claiming a breach of contract with respect to the Convertible Note Purchase Agreement

58. An actual and real controversy exists with respect to the duties and responsibilities of the parities to the Convertible Note Purchase Agreement and the enforceability of the same and such issue is ripe for judicial determination.

PRAYER FOR RELIEF

WHEREFORE, Plaintiff Empire Post Media, Inc. prays for a Judgment as follows:

1. The Court grant all requested form(s) of relief in the Complaint of the Plaintiff against all Defendants:
2. For all other relief as requested in this Complaint as this Court deems just and proper.

Dated this 30th day of March, 2020.

LAW OFFICES OF BYRON THOMAS

/s/ Byron E.Thomas

BYRON E. THOMAS, ESQ
Nevada Bar No. 8906
3275 S. Jones Blvd, #104
Las Vegas, Nevada 89146
Phone: +1(702) 761-4945
Facsimile: +1(702) 543-4855

EXHIBITS

Exhibit A	Form 8-K dated May 31, 2019.
Exhibit B	Form 8-K dated July 29, 2019.
Exhibit C	Form 8-K dated July 31, 2019.
Exhibit D	Form 8-K dated August 11, 2019.
Exhibit E	Form 8-K dated August 24, 2019.
Exhibit F	Form 8-K dated September 26, 2019.
Exhibit G	Excerpt from Economics Magazine (February 2019)
Exhibit H	Preferred Designation for Series "A" Preferred Stock

Exhibit A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2019
Date of Report (Date of earliest event reported)

EMPIRE POST MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55962	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102 Las Vegas, Nevada	89128
(Address of principal executive offices)	(Zip Code)

(832) 256-6714
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 5.01 Changes in Control of Registrant

On or about May 14, 2019, Saean, Inc., a Nevada corporation (hereinafter referred to as the "Buyer" or "Saean" interchangeably), whose corporate address is 2620 Regatta Drive, Suite 102, Las Vegas, Nevada 89128; and Peter Dunn (hereinafter referred to as the "Seller" or "Dunn" interchangeably), the then current sole officer and director as well as the controlling shareholder of the Company, entered into a Common Stock Purchase Agreement (the "Agreement") whereby on or before the closing date of May 31, 2019, the Seller would sell and the Buyer would buy 126,855,000 shares of Common Stock of the Company in a change in control transaction (hereinafter referred to as the "Change in Control").

On or about May 31, 2019, the Buyer and Seller consummated the closing of the Change in Control of the Company pursuant to the terms and conditions of the Agreement. As of this date, the Company is now a control subsidiary of the Buyer. The Buyer now owns and controls 126,855,000 shares of Common Stock of the Company out of 195,837,338 shares of Common Stock issued and outstanding as of the Closing Date (e.g. effective 64.78% control of the Common Stock of the Company).

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On or about May 31, 2019, the Company received and accepted the resignation of Peter Dunn ("Dunn") from all officer positions he held with the Company (e.g. CEO, CFO, President, Treasurer, and Secretary) as well as being the sole director of the Company (hereinafter referred to as the Dunn Resignation").

The Company's Board of Directors, pursuant to a unanimous written consent of its Board of Directors by Written Consent pursuant to N.R.S. Chapter 78.315, approved the following resolutions: (1) the receipt and acceptance of the Dunn Resignation; and (2) the nomination and approval of the following new officers and director of the Company each of which accepted their respective positions listed below:

Jung Yong Lee – President of the Company;

Ted Campbell - Secretary of the Company

William Sawyer as the Treasurer of the Company

Jung Yong Lee - Director of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information .

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

DATE: June 10, 2019

By: */s/ Jung Yong Lee*

Name: Jung Yong Lee

Title: President and Chief Executive Officer

Exhibit B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2019
Date of Report (Date of earliest event reported)

EMPIRE POST MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	**000-55962**	**98-0550352**
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102	
Las Vegas, Nevada	**89128**
(Address of principal executive offices)	(Zip Code)

(832) 256-6714
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On or about July 29, 2019, the Company received and accepted the resignation of Jung Yong Lee ("Dunn") as President of the Company as well as being a director of the Company (hereinafter referred to as the "Lee Resignation").

On such same said date, the Company's Board of Directors, pursuant to a unanimous written consent of its Board of Directors by Written Consent pursuant to N.R.S. Chapter 78.315, approved the following resolutions: (1) the receipt and acceptance of the Lee Resignation; and (2) the nomination and approval of the following new officers and director of the Company each of which accepted their respective positions listed below:

Ian N. Dixon - President and Chief Operating Officer of the Company;

William Sawyer - Chief Executive Officer and Director of the Company

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPRE POST MEDIA, INC.

DATE: September 11, 2019

By: *_/s/ Ian N. Dixon_*
Name: **Ian N. Dixon**
Title: President and Chief Operating Officer

Exhibit C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2019
Date of Report (Date of earliest event reported)

EMPIRE POST MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	**000-55962**	**98-0550352**
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102 **Las Vegas, Nevada**	**89128**
(Address of principal executive offices)	(Zip Code)

(832) 256-6714
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On or about July 31, 2019, the Company's Board of Directors, pursuant to a unanimous written consent of its Board of Directors by Written Consent pursuant to N.R.S. Chapter 78.315, approved the following resolutions: The nomination and approval of the following new officers and director of the Company each of which accepted their respective positions listed below:

Ted Campbell – Chief Compliance Officer

Tammy Billington - Chief Financial Officer

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPRE POST MEDIA, INC.

DATE: September 12, 2019

By: ***/s/ Ian N. Dixon***

Name: Ian N. Dixon

Title: President and Chief Operating Officer

Exhibit D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 24, 2019
Date of Report (Date of earliest event reported)

EMPIRE POST MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	**000-55962**	**98-0550352**
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102	
Las Vegas, Nevada	**89128**
(Address of principal executive offices)	(Zip Code)

(832) 256-6714
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On or about August 24, 2019, the Company's Board of Directors, pursuant to a unanimous written consent of its Board of Directors by Written Consent pursuant to N.R.S. Chapter 78.315, nominated and approved Ian N. Dixon as a director of the Company.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

DATE: September 16, 2019

By: */s/ Ian N. Dixon*

Name: **Ian N. Dixon**

Title: **President and Chief Operating Officer**

Exhibit E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2019
Date of Report (Date of earliest event reported)

EMPIRE POST MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	**000-52522**	**98-0550352**
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102 **Las Vegas, Nevada**	**89128**
(Address of principal executive offices)	(Zip Code)

(832) 256-6714
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

1.01 Entry into a Material Definitive Agreement.

On or about August 11, 2019, the Company entered into a "Convertible Promissory Note Purchase Agreement" (hereinafter referred to as the "Agreement") with Saean, Inc., a Nevada corporation (hereinafter referred to as "Saean Nevada"). Pursuant to this Agreement, Saean Nevada has agreed to issue and sell to the Company two (2) individual convertible promissory note payables totaling $905,000 USD (hereinafter referred to as the "Note Payable" or "Note Payables"). The initial Note Payable in the amount of $305,000 USD shall be received within three (3) business days of the execution of the Agreement and the second Note Payable in the amount of $600,000 USD to be received by the Company within sixty (60) days of the receipt by the Company of the execution and purchase of the initial Note Payable. The Note Payables shall be convertible into the Common stock of the Company pursuant to the terms and conditions of the Agreement and the Note Payable.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On or about August 11, 2019, the Company and Saean Nevada executed the initial Note Payable in the amount of $305,000 USD (hereinafter referred to as the "Initial Tranche"). The Initial Tranche was received by the Company in full on or about August 15, 2019. This Note Payable shall be convertible into the Common stock of the Company pursuant to the terms and conditions of the Agreement and the Note Payable.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1 Convertible Promissory Note Purchase Agreement dated August 11, 2019 with Saean, Inc., a Nevada corporation

99.2 Convertible Promissory Note Payable dated August 11, 2019 with Saean, Inc., a Nevada corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

DATE: September 13, 2019

By: ***/s/ Ian N. Dixon***
Name: Ian N. Dixon
Title: President and Chief Operating Officer

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this "Agreement") is made as of this 11th day of August 2019, by and between **EMPIRE POST MEDIA, INC.**, a Nevada corporation (the "Company"), and **SAEAN, INC.**, a Nevada corporation (the "Purchaser"). The Company and the Purchaser shall hereinafter be referred to collectively as the "Parties" and individually as a "Party".

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, and the Purchaser propose to purchase from the Company, two (2) individual Convertible Promissory Note Payable (e.g. hereinafter referred to as a "Note" and collectively, as the "Notes"), in the aggregate principal amount of $905,000 USD The Notes shall be in the amounts of **$305,000** USD (the "Initial Note") to be followed by the execution and purchase of an additional Note in the amount of **$600,000** USD (the "Subsequent Note") within sixty (60) days of the execution and purchase of the Initial Note.

WHEREAS, the Initial Note and the Subsequent Note shall be convertible into the Common Stock of the Company pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE II

PURCHASE AND SALE OF NOTES

2.1 Purchase and Sale of the Notes.

Subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Purchaser, and each Purchaser agrees that it will purchase from the Company the following Convertible Promissory Note Payables:

- **Initial Note** - $305,000 USD – To be sent to the Company by the Purchaser after execution of this Agreement and the "Convertible Promissory Note Payable" (as set to form in the Exhibit "A") within three (3) Business Days of execution of the Agreement; and

- **Subsequent Note** - $600,000 USD – To be sent to the Company by the Purchaser after execution of the "Convertible Promissory Note Payable" (as set to form in the Exhibit "A") within sixty (60) calendar days of funding of the "Initial Note".

It is the understanding of the Parties to this Agreement that both the Initial Note and the Subsequent Note shall be funded to the Company by the Purchaser.

2.2 Closing.

The closing of the sale and purchase of the Notes (the "Closing") shall take place at the offices of Empire Post Media, Inc. at 2620 Regatta Drive, Suite 102, Las Vegas, Nevada 89128, no later than 5:00PM, August 13, 2019, Pacific Standard Time, or at such other time, place and date that the Company and the Purchaser may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver the Note being acquired by the Purchaser upon receipt by the Company of payment of the purchase price by certified check or by wire transfer of immediately available funds to an account designated in writing by the Company.

ARTICLE III

CONVERSION OF NOTES

3.1 Conversion Terms, Conditions, and Rights.

The terms, conditions, and rights of both Parties with regards to the conversion of the Initial Note and the Subsequent Note shall be provided in more definitive detail in the "Convertible Promissory Note Payable" that shall be executed upon the funding as described in the recitals and section 1 to this Agreement. The legal language provided in the executed Notes shall be incorporate by reference upon their respective funding and execution.

ARTICLE IV

MISCELLANEOUS

4.1 Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile or similar electronic means.

4.2 Governing Law and Severability.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provision held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

4.3 Entire Agreement.

This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

[BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement (which is three pages in length) to be executed and delivered by an authorized signatory officer hereunto duly authorized on the date first above written which is the 11th day of August 2019.

COMPANY: **EMPIRE POST MEDIA, INC.**

/s/ Ian N. Dixon
Ian N. Dixon, President

EMPIRE POST MEDIA, INC.

/s/ William Sawyer
William Sawyer, CEO and Sole Director

PURCHASER: **SAEAN, INC.**

/s/ Jung Yong Lee
Jung Yong Lee, President and Chairman

[BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE]

NEITHER THIS CONVERTIBLE PROMISSORY NOTE PAYABLE (THE "NOTE") NOR THE COMMON STOCK (THE "COMMON STOCK") OF EMPIRE POST MEDIA, INC., A NEVADA CORPORATION(THE "COMPANY" OR "ISSUER'), ISSUABLE UPON CONVERSION OF THE FORMER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND THE COMMON STOCK ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY COMMON STOCK OF THE SAME ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE PAYABLE

EMPIRE POST MEDIA, INC.
(A Nevada Corporation)

Principal Amount:	$305,000 USD	**Issue Date:**	August 11, 2019
		Maturity Date:	August 10, 2021 (Two (2) Years from Issue Date)

For value received, **EMPIRE POST MEDIA, INC.**, a Nevada corporation (the "***Company***"), with principal offices at 2620 Regatta Drive, Suite 102, Las Vegas, Nevada 89128, hereby promises to pay in lawful money of the United States to **SAEAN, INC.**, a Nevada corporation, or permitted registered assigns ("***Registered Holder***"), the principal amount set forth above ("***Principal***"), together with simple interest on the unpaid principal balance at a rate equal to five percent (5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the "***Issue Date***" of this Note set forth above, until the principal amount and all interest accrued thereon are paid. Provided that this Note has not been earlier converted into the Common Stock of the Company pursuant to the terms and conditions of Section 2 below, the unpaid principal amount of this Note, together with any then unpaid accrued interest (collectively, the "***Note Amount***"), shall be due and payable by the Company on the Maturity Date or such earlier time as provided for in Section 2; provided, further, however, that notwithstanding the foregoing or the provisions of Section 2, the Note Amount shall be due and payable upon the occurrence of an Event of Default (as defined below).

This Note is executed and delivered by the Company pursuant to the definitive terms and conditions of the certain Convertible Promissory Note Purchase Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "***Purchase Agreement***") by and among the Company, Registered Holder (e.g. referred to in the Purchase Agreement as the "Purchaser"), and certain other parties specified therein, dated as of the date above, and this Note is subject to the terms and conditions of the Purchase Agreement as well as any material additional terms and conditions as set forth in this Note.

The following, together with the Purchase Agreement, is a statement of the rights of Registered Holder and the conditions to which this Note is subject, and to which Registered Holder hereof, by the acceptance of this Note, agrees:

1. **Definitions**. The following definitions shall apply for all purposes of this Note:

(a) "*Common Stock*" means shares of the Common Stock of the Company authorized: 400,000,000 shares of Common Stock, Par Value $0.001 ("the "Common Stock").

(b) "*Conversion Price*" means the price per share of Common Stock of the Company to paid by the Registered Holder or its assigns under this Note as set forth in the accompanying Purchase Agreement which is $0.03 per share of Common Stock. If the Company shall at any time effectuate a reverse split or forward split of the issued and outstanding Common Stock, the Conversion Price as set forth under shall not be proportionately increased or decreased. In short, the Conversion Price shall not be affected by a reverse or forward split of the Common Stock of the Company or any other corporate capital reorganization that may have a similar effect.

(c) "*Maturity Date*" means two (2) years from the date of the issuance of the Notes as defined in the Purchase Agreement.

(d) "*Note*" or "*Notes*" has the meaning assigned to such term in the recitals to the Purchase Agreement which shall also include the combined Initial Note and the Subsequent Note as defined in the Purchase Agreement and set forth the attached Schedule "A" to the same.

(e) "*Note Amount*" is the unpaid principal amount of this Note, together with any then unpaid accrued interest.

2. Conversion and the Termination of Rights.

(a) Conversion Right

The Registered Holder may at any time after the execution of this Agreement, the issuance of the Initial Note, and the issuance of the Subsequent Note convert the Note Amount due under the Notes, in whole or in part, into Common Stock of the Company at the Exercise Price set forth in subsection 2(b) below (the "Exercise Price").

(b) Conversion Price

The Exercise Price is $0.03 per share of Common Stock of the Company (e.g. see "Notice of Conversion" attached hereto as Exhibit "D"). The Exercise Price shall not be affected by a reverse or forward split of the Common Stock of the Company, or any other corporate capital reorganization that may have a similar effect as set forth under section 3.3 below.

(c) Adjustments for Stok Splits and Combinations

If the Company shall at any time or from time to time effectuate a reverse or forward split or subdivision of the issued and outstanding Common Stock, the Exercise Price as set forth under subsection 2(b) above shall not be proportionately increased or decreased accordingly. In short, the Exercise Price shall not be affected by a reverse or forward split of the Common Stock of the Company or any other corporate capital reorganization that may have a similar effect.

(d) Converted Common Stock – Restrictive Resale Legend

The Registered Holder acknowledges that upon conversion subject to this subsection, that each stock certificate representing the Common Stock of the Company (unless registered pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended after the execution of this Note), shall be stamped or otherwise imprinted with a legend substantially in the following form:

> THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(e) Fractional Shares

The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, pursuant to any conversion of the Note Amount by the Registered Holder or its assigns under the terms and conditions of the Purchase Agreement or this Note. Instead, the Company shall round up or down to the nearest whole share of Common Stock.

(f) Taxes on Conversion

The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of the Notes pursuant to this subsection at the election of the Registered Holder. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name such as an assignee.

(g) Restrictions on Resale

The Notes, and the Common Stock of the Company underling any potential future conversions, have not been registered under the Securities Act of 1933, as amended, (the "Act") upon the execution of this Agreement. As such, the Note will be issued under the transactional exemption from the registration provisions of the Act pursuant to section 4(a)(2) of the Act. This Note and the Common Stock of the Company issuable upon the conversion thereof may only be sold pursuant to registration under, an appropriate securities or transactional exemption from the Act., or the safe harbor provided for by Rule 144 as promulgated under the Act.

(h) Prepayment of Notes by Company - Registered Holder Option to Convert

The Company may opt to pay back all or part of the Principal and Interest due to the Registered Holder under this Note ("Repayment of Note"). The Company must provide the Registered Holder with seven (7) days written notice of its intent to effectuate a Repayment of the Note Amount (the "Repayment Notice Period"). During this Repayment Notice Period, the Registered Holder may opt, in whole or in part, to convert such Note Amount requested to be satisfied and retired by repayment from the Company into the Common Stock of the Company as set forth in subsection 2 of this Note ((e.g. more specifically section 2 (a) above)).

(i) Forced Conversion – Registration Rights

If the Common Stock to the Company closes at a market price of $0.50 per share or greater (e.g. even if the market price is increased due to a reverse split or forward split of the issued and outstanding Common Stock of the Company as conducted by the Company) for twenty (20) consecutive trading days, the Company may force the Registered Holder to convert all or part of the Note Amount due under the Note (or notes) into the Common Stock of the Company upon receipt of written notice from the Company to the Registered Holder ("Forced Conversion").

Upon the Registered Holder's receipt of the written notice of the Forced Conversion, the Company shall, at the Registered Holder's written request, provide the Registered Holder "Registration Rights" which shall require the Company within sixty (60) days to file a Form S-1 Registration under the Act with the SEC registering the Common Stock issued to the Registered Holder or its assigns as a "Selling Shareholder".

(j) Maturity Date of Note

Provided that this Note has not previously been converted in full pursuant to Section 2 of this Note, any remaining Note Amount shall be due and payable by the Company on the Maturity Date.

(k) Termination of Rights

All rights with respect to this Note shall terminate upon the issuance of the Common Stock of the Company to Registered Holder upon full conversion of the Note Amount, whether or not this Note has been surrendered and whether or not all stock purchase, investors' rights, co-sale, voting or other agreements have been executed and delivered by Registered Holder to the Company. Notwithstanding the foregoing, the Registered Holder agrees to surrender this Note to the Company for cancellation as soon as is possible following full conversion of the Note Amount into the Common Stock of the Company as set forth under terms and conditions of subsection 2 of this Note.

3. **Issuance of Common Stock - Conversion of Note.**

Subject to Section 2, as soon as practicable after conversion of the Note Amount, the Company at its expense will cause to be issued in the name of and delivered to Registered Holder or its assigns, a stock certificate or stock certificates and/or additional instruments for the Common Stock of the Company to which Registered Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable United States and state and federal securities laws in the reasonable opinion of legal counsel of the Company, by the Company's Certificate of Incorporation or Bylaws, or by any agreement between the Company and Registered Holder). No fractional shares will be issued upon conversion of this Note

4. **No Rights as Stockholder.** This Note does not entitle Registered Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this Note is actually converted into Common Stock of the Company in accordance with its terms of the Purchase Agreement and this Note. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Registered Holder, shall cause Registered Holder to be a stockholder of the Company for any purpose.

5. **Default.**

(a) An ***"Event of Default"*** will be deemed to have occurred upon any of the following events:

(i) the Company's failure to pay to Registered Holder any amount of principal or interest when and as due under this Note, upon receipt of written notice of such failure from Registered Holder;

(ii) a receiver is appointed for any material part of the Company's property, the Company makes a general assignment for the benefit of creditors, the Company voluntarily initiates an action under the U.S. Bankruptcy Code as a debtor, or the Company is involuntarily made the subject (as a debtor or alleged debtor) of an action under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts, which involuntary action is not terminated or otherwise disposed of without a judgment against the Company within thirty (30) days of its initiation; or

(iii) the Company breaches any material representation, warranty, covenant or other term or condition of this Note or the Purchase Agreement, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) calendar days.

(b) From and after the occurrence of an Event of Default, the Note Amount shall bear simple interest at a rate equal to twenty percent (20%) per annum, until the Note Amount shall have been paid in full. Upon the occurrence of any Event of Default, Registered Holder may, at such Registered Holder's sole option, declare all or any portion of the Note Amount due and payable in full; provided, that in the event of an Event of Default under Section 5.1(b) above, the Note Amount and all other sums payable hereunder shall become and be immediately due and payable in full without any action on the part of Registered Holder.

6. **Prepayment of Principal and Interest**. The Company may opt to pay back all or part of the Note Amount to the Registered Holder under the Notes ("Repayment of Notes"). The Company must provide the Registered Holder with seven (7) days written notice of its intent to effectuate a Repayment of the Notes (the "Repayment Notice Period"). During this Repayment Notice Period, the Registered Holder may opt, in whole or in part, to convert such amount requested to be satisfied and retired by repayment from the Company into the Common Stock of the Company as set forth in this Note and the Purchase Agreement.

7. **Waivers** No failure or delay on the part of Registered Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. To the maximum extent permitted by law, the Company and all endorsers of this Note hereby waive demand, notice, presentment, protest, notice of dishonor, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8. **Transfer or Assignment**. This Note, any Common Stock of the Company issued upon conversion of its conversion by the Registered Holder, may be offered, sold, assigned or transferred by Registered Holder without the consent of the Company, subject only to applicable securities laws. The rights and obligations of the Company and Registered Holder under this Note and the Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

9. **Representations and Warranties of the Company**. The Company hereby represents and warrants to Registered Holder as follows:

(a) The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Note.

(b) The execution, delivery and performance by the Company of this Note (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Company's Certificate of Incorporation or the Bylaws; and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation or the judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, the Company, in each case in this clause (c), individually or in the aggregate, as would have a material adverse effect on the Company.

10. **Representations and Warranties of Registered Holder**. Registered Holder hereby represents and warrants to the Company as follows:

(a) This Note and the Common Stock of the Company issuable upon conversion thereof are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Registered Holder at all times to sell or otherwise dispose of all or any part of such securities under an effective registration statement under the Act, or under an exemption from such registration available under the Act. If Registered Holder should in the future decide to dispose of any of such securities, Registered Holder understands and agrees that it may do so only in compliance with the Act and applicable state securities laws, as then in effect.

(b) Registered Holder understands that this Note and the Common Stock of the Company issuable upon conversion thereof will not be registered at the time of their issuance under the Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Act and that the reliance of the Company on such exemption is predicated in part on Registered Holder's representations set forth herein. Registered Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Registered Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information to such Registered Holder's satisfaction.

(c) Registered Holder is an "***Accredited Investor***" as that term is defined by Rule 501 of Regulation D promulgated under the Act. The Registered Holder is also an Affiliate of the Company and is required to file beneficial ownership forms with the SEC pursuant to section 16(a) of the Exchange Act.

11. **Payment of Collection, Enforcement, and other Costs.** If: (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Registered Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by Registered Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to reasonable attorney's fees and disbursements.

12. **Reservation of Common Stock Issuance upon Potential Conversion**. The Company hereby covenants that while the Notes to be held by the Purchaser (e.g. the Initial Note and the Subsequent Note) remain outstanding, the Company shall reserve a sufficient number of shares of its authorized but unissued common stock for issuance upon conversion of the Notes pursuant to the terms and conditions of this Agreement and the Notes. All Common Stock of the Company issued to the Purchaser or its assigns pursuant to the exercise of conversion of the Notes (e.g. which are the subject of this Agreement) shall be contemporaneously approved for issuance to the Purchaser by the Board of Director of the Company as fully paid and non-assessable.

13. **Governing Law**. This Agreement shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Nevada, excluding that body of law applicable to conflicts of laws.

14. **Notices**. Any and all notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivered in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (iii) at the time of transmission by electronic mail, with confirmation of receipt; (iv) one business day after deposit with an express overnight courier for United States deliveries, or two business days after deposit with an international express air courier for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three business days after deposit in the United. States mail by certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(a) if to the Company:

EMPIRE POST MEDIA, INC. 2620 Regatta Drive, Suite 102 Las Vegas, Nevada 89128 Email: IanCRG@gmail.com Telephone: (702) 628-0211 Attention: Ian N. Dixon	Copy Notice:	The Law Officer of Byron Thomas, Esq. 2620 Regatta Drive, Suite 102 Las Vegas, Nevada 89128 Email: byronthomas@gmail.com Telephone: (702) 553-7103

(b) if to the Registered Holder:

SAEAN, INC. 7055 West Laredo Street Las Vegas Nevada 89117 Attention: Jung Yong Lee	Copy Notice:	James Kwon, Attorneys at law 5808 Spring Mountain Road Las Vegas, Nevada 89146 Email: jkwon@jwklawfirm.com Telephone: (702) 515-1200
	Copy Notice:	Sang-Chul, Kim Trade Tower #1004 511 Yeongdong-daero, Samseong-dong Gangnam-gu, Seoul, Korea 06164 Email: sck@sck@eyplaw.com Telephone: 82-10-3199-6219

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

15. **Amendments and Waivers**. Any term of this Note may be amended and the observance of any term of this Note waived (either generally or in a particular instance and either retroactively or prospectively), including without limitation an amendment to extend the Maturity Date, by Registered Holder and the Company. Any amendment or waiver effected in accordance with this section shall be binding upon any future Registered Holder of this Note, regardless of whether or not such person consents thereto.

16. **Severability**. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note Payable to be signed in its name as of the date first written above upon receipt of the "Principal Amount" from the Registered Holder.

BY THE "COMPANY":

EMPIRE POST MEDIA, INC.

/s/ Ian N. Dixon

Ian N. Dixon, President

EMPIRE POST MEDIA, INC.

/s/ William Sawyer

William Sawyer, CEO and Sole Director

ACCEPTED:

BY THE "REGISTERED HOLDER": **SAEAN, INC.**

/s/ Jung Yon Lee

Jung Yong Lee, President and Chairman

NOTICE OF CONVERSION

EMPIRE POST MEDIA, INC.

(A Nevada Corporation)

The undersigned hereby irrevocably elects to convert $ ________________ of the "Note Amount" as defined in the Convertible Promissory Note Payable (e.g. the "Note" or "Notes") due to the Registered Holder into________________ shares of Common Stock ("Shares") of Empire Post Media, Inc. (e.g. Exercise Price - $0.03 per share of Common Stock of the Company) according to the conditions set forth in such Notes, as of the date written below. If Shares are to be issued in the name of an assignee other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto. [1]

Date of Conversion: ____

Applicable Conversion Price: $0.03 per Share of EMPM Common Stock

Registered Holder: **Sacan, Inc.**, a Nevada corporation or assigns listed below.

Address: ____

SSN or EIN: ____

Tel: ___________________________

Fax: ___________________________

Email: ___________________________

Shares are to be registered in the following name of assignee (If applicable):

Name: ____

Address: ____

SSN or EIN: ____

Tel: ___________________________

Fax: ___________________________

Email: ___________________________

Send Conversion Notice to: Empire Post Media, Inc.
2620 Regatta Drive, Suite 102
Las Vegas, Nevada 89128

[1] To be Executed by the Registered Holder or it's assigned in order to Convert the Note. If assigned, Assignee must provide a notarized statement of transfer from the Registered Holder, proof of identity, and proof of SSN/EIN.

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

1.01 Entry into a Material Definitive Agreement.

On or about August 11, 2019, the Company entered into a "Convertible Promissory Note Purchase Agreement" (hereinafter referred to as the "Agreement") with Saean, Inc., a Nevada corporation (hereinafter referred to as "Saean Nevada"). Pursuant to this Agreement, Saean Nevada has agreed to issue and sell to the Company two (2) individual convertible promissory note payables totaling $905,000 USD (hereinafter referred to as the "Note Payable" or "Note Payables"). The initial Note Payable in the amount of $305,000 USD shall be received within three (3) business days of the execution of the Agreement and the second Note Payable in the amount of $600,000 USD to be received by the Company within sixty (60) days of the receipt by the Company of the execution and purchase of the initial Note Payable. The Note Payables shall be convertible into the Common stock of the Company pursuant to the terms and conditions of the Agreement and the Note Payable.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On or about August 11, 2019, the Company and Saean Nevada executed the initial Note Payable in the amount of $305,000 USD (hereinafter referred to as the "Initial Tranche"). The Initial Tranche was received by the Company in full on or about August 15, 2019. This Note Payable shall be convertible into the Common stock of the Company pursuant to the terms and conditions of the Agreement and the Note Payable.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1 Convertible Promissory Note Purchase Agreement dated August 11, 2019 with Saean, Inc., a Nevada corporation

99.2 Convertible Promissory Note Payable dated August 11, 2019 with Saean, Inc., a Nevada corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

DATE: September 13, 2019

By: */s/ Ian N. Dixon*
Name: Ian N. Dixon
Title: President and Chief Operating Officer

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

This CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this "Agreement") is made as of this 11th day of August 2019, by and between **EMPIRE POST MEDIA, INC.**, a Nevada corporation (the "Company"), and **SAEAN, INC.**, a Nevada corporation (the "Purchaser"). The Company and the Purchaser shall hereinafter be referred to collectively as the "Parties" and individually as a "Party".

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, and the Purchaser propose to purchase from the Company, two (2) individual Convertible Promissory Note Payable (e.g. hereinafter referred to as a "Note" and collectively, as the "Notes"), in the aggregate principal amount of $905,000 USD The Notes shall be in the amounts of **$305,000** USD (the "Initial Note") to be followed by the execution and purchase of an additional Note in the amount of **$600,000** USD (the "Subsequent Note") within sixty (60) days of the execution and purchase of the Initial Note.

WHEREAS, the Initial Note and the Subsequent Note shall be convertible into the Common Stock of the Company pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth herein, and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE II

PURCHASE AND SALE OF NOTES

2.1 Purchase and Sale of the Notes.

Subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Purchaser, and each Purchaser agrees that it will purchase from the Company the following Convertible Promissory Note Payables:

- **Initial Note** - $305,000 USD – To be sent to the Company by the Purchaser after execution of this Agreement and the "Convertible Promissory Note Payable" (as set to form in the Exhibit "A") within three (3) Business Days of execution of the Agreement; and

- **Subsequent Note** - $600,000 USD – To be sent to the Company by the Purchaser after execution of the "Convertible Promissory Note Payable" (as set to form in the Exhibit "A") within sixty (60) calendar days of funding of the "Initial Note".

It is the understanding of the Parties to this Agreement that both the Initial Note and the Subsequent Note shall be funded to the Company by the Purchaser.

2.2 Closing.

The closing of the sale and purchase of the Notes (the "Closing") shall take place at the offices of Empire Post Media, Inc. at 2620 Regatta Drive, Suite 102, Las Vegas, Nevada 89128, no later than 5:00PM, August 13, 2019, Pacific Standard Time, or at such other time, place and date that the Company and the Purchaser may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver the Note being acquired by the Purchaser upon receipt by the Company of payment of the purchase price by certified check or by wire transfer of immediately available funds to an account designated in writing by the Company.

ARTICLE III

CONVERSION OF NOTES

3.1 Conversion Terms, Conditions, and Rights.

The terms, conditions, and rights of both Parties with regards to the conversion of the Initial Note and the Subsequent Note shall be provided in more definitive detail in the "Convertible Promissory Note Payable" that shall be executed upon the funding as described in the recitals and section 1 to this Agreement. The legal language provided in the executed Notes shall be incorporate by reference upon their respective funding and execution.

ARTICLE IV

MISCELLANEOUS

4.1 Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other parties hereto by facsimile or similar electronic means.

4.2 Governing Law and Severability.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provision held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

4.3 Entire Agreement.

This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

[BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement (which is three pages in length) to be executed and delivered by an authorized signatory officer hereunto duly authorized on the date first above written which is the 11th day of August 2019.

COMPANY:	**EMPIRE POST MEDIA, INC.**
	/s/ Ian N. Dixon
	Ian N. Dixon, President
	EMPIRE POST MEDIA, INC.
	/s/ William Sawyer
	William Sawyer, CEO and Sole Director
PURCHASER:	**SAEAN, INC.**
	/s/ Jung Yong Lee
	Jung Yong Lee, President and Chairman

[BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE]

NEITHER THIS CONVERTIBLE PROMISSORY NOTE PAYABLE (THE "NOTE") NOR THE COMMON STOCK (THE "COMMON STOCK") OF EMPIRE POST MEDIA, INC., A NEVADA CORPORATION(THE "COMPANY" OR 'ISSUER'), ISSUABLE UPON CONVERSION OF THE FORMER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND THE COMMON STOCK ARE SUBJECT TO RESTRICTIONS ON TRANSFERRABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY COMMON STOCK OF THE SAME ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE PAYABLE

EMPIRE POST MEDIA, INC.
(A Nevada Corporation)

Principal Amount: $305,000 USD **Issue Date:** August 11, 2019

Maturity Date: August 10, 2021
(Two (2) Years from Issue Date)

For value received, **EMPIRE POST MEDIA, INC.**, a Nevada corporation (the "***Company***"), with principal offices at 2620 Regatta Drive, Suite 102, Las Vegas, Nevada 89128, hereby promises to pay in lawful money of the United States to **SAEAN, INC.**, a Nevada corporation, or permitted registered assigns ("***Registered Holder***"), the principal amount set forth above ("***Principal***"), together with simple interest on the unpaid principal balance at a rate equal to five percent (5%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days from the "***Issue Date***" of this Note set forth above, until the principal amount and all interest accrued thereon are paid. Provided that this Note has not been earlier converted into the Common Stock of the Company pursuant to the terms and conditions of Section 2 below, the unpaid principal amount of this Note, together with any then unpaid accrued interest (collectively, the "***Note Amount***"), shall be due and payable by the Company on the Maturity Date or such earlier time as provided for in Section 2; provided, further, however, that notwithstanding the foregoing or the provisions of Section 2, the Note Amount shall be due and payable upon the occurrence of an Event of Default (as defined below).

This Note is executed and delivered by the Company pursuant to the definitive terms and conditions of the certain Convertible Promissory Note Purchase Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "***Purchase Agreement***") by and among the Company, Registered Holder (e.g. referred to in the Purchase Agreement as the "Purchaser"), and certain other parties specified therein, dated as of the date above, and this Note is subject to the terms and conditions of the Purchase Agreement as well as any material additional terms and conditions as set forth in this Note.

The following, together with the Purchase Agreement, is a statement of the rights of Registered Holder and the conditions to which this Note is subject, and to which Registered Holder hereof, by the acceptance of this Note, agrees:

1. **Definitions**. The following definitions shall apply for all purposes of this Note:

(a) "*Common Stock*" means shares of the Common Stock of the Company authorized: 400,000,000 shares of Common Stock, Par Value $0.001 ("the "Common Stock").

(b) "*Conversion Price*" means the price per share of Common Stock of the Company to paid by the Registered Holder or its assigns under this Note as set forth in the accompanying Purchase Agreement which is $0.03 per share of Common Stock. If the Company shall at any time effectuate a reverse split or forward split of the issued and outstanding Common Stock, the Conversion Price as set forth under shall not be proportionately increased or decreased. In short, the Conversion Price shall not be affected by a reverse or forward split of the Common Stock of the Company or any other corporate capital reorganization that may have a similar effect.

(c) "*Maturity Date*" means two (2) years from the date of the issuance of the Notes as defined in the Purchase Agreement.

(d) "*Note*" or "*Notes*" has the meaning assigned to such term in the recitals to the Purchase Agreement which shall also include the combined Initial Note and the Subsequent Note as defined in the Purchase Agreement and set forth the attached Schedule "A" to the same.

(e) "*Note Amount*" is the unpaid principal amount of this Note, together with any then unpaid accrued interest.

2. Conversion and the Termination of Rights.

(a) Conversion Right

The Registered Holder may at any time after the execution of this Agreement, the issuance of the Initial Note, and the issuance of the Subsequent Note convert the Note Amount due under the Notes, in whole or in part, into Common Stock of the Company at the Exercise Price set forth in subsection 2(b) below (the "Exercise Price").

(b) Conversion Price

The Exercise Price is $0.03 per share of Common Stock of the Company (e.g. see "Notice of Conversion" attached hereto as Exhibit "D"). The Exercise Price shall not be affected by a reverse or forward split of the Common Stock of the Company, or any other corporate capital reorganization that may have a similar effect as set forth under section 3.3 below.

(c) Adjustments for Stok Splits and Combinations

If the Company shall at any time or from time to time effectuate a reverse or forward split or subdivision of the issued and outstanding Common Stock, the Exercise Price as set forth under subsection 2(b) above shall not be proportionately increased or decreased accordingly. In short, the Exercise Price shall not be affected by a reverse or forward split of the Common Stock of the Company or any other corporate capital reorganization that may have a similar effect.

(d) Converted Common Stock – Restrictive Resale Legend

The Registered Holder acknowledges that upon conversion subject to this subsection, that each stock certificate representing the Common Stock of the Company (unless registered pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended after the execution of this Note), shall be stamped or otherwise imprinted with a legend substantially in the following form:

> THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) IF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(e) Fractional Shares

The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, pursuant to any conversion of the Note Amount by the Registered Holder or its assigns under the terms and conditions of the Purchase Agreement or this Note. Instead, the Company shall round up or down to the nearest whole share of Common Stock.

(f) Taxes on Conversion

The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of the Notes pursuant to this subsection at the election of the Registered Holder. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name such as an assignee.

(g) Restrictions on Resale

The Notes, and the Common Stock of the Company underling any potential future conversions, have not been registered under the Securities Act of 1933, as amended, (the "Act") upon the execution of this Agreement. As such, the Note will be issued under the transactional exemption from the registration provisions of the Act pursuant to section 4(a)(2) of the Act. This Note and the Common Stock of the Company issuable upon the conversion thereof may only be sold pursuant to registration under, an appropriate securities or transactional exemption from the Act., or the safe harbor provided for by Rule 144 as promulgated under the Act.

(h) Prepayment of Notes by Company – Registered Holder Option to Convert

The Company may opt to pay back all or part of the Principal and Interest due to the Registered Holder under this Note ("Repayment of Note"). The Company must provide the Registered Holder with seven (7) days written notice of its intent to effectuate a Repayment of the Note Amount (the "Repayment Notice Period"). During this Repayment Notice Period, the Registered Holder may opt, in whole or in part, to convert such Note Amount requested to be satisfied and retired by repayment from the Company into the Common Stock of the Company as set forth in subsection 2 of this Note ((e.g. more specifically section 2 (a) above)).

(i) Forced Conversion – Registration Rights

If the Common Stock to the Company closes at a market price of $0.50 per share or greater (e.g. even if the market price is increased due to a reverse split or forward split of the issued and outstanding Common Stock of the Company as conducted by the Company) for twenty (20) consecutive trading days, the Company may force the Registered Holder to convert all or part of the Note Amount due under the Note (or notes) into the Common Stock of the Company upon receipt of written notice from the Company to the Registered Holder ("Forced Conversion").

Upon the Registered Holder's receipt of the written notice of the Forced Conversion, the Company shall, at the Registered Holder's written request, provide the Registered Holder "Registration Rights" which shall require the Company within sixty (60) days to file a Form S-1 Registration under the Act with the SEC registering the Common Stock issued to the Registered Holder or its assigns as a "Selling Shareholder".

(j) Maturity Date of Note

Provided that this Note has not previously been converted in full pursuant to Section 2 of this Note, any remaining Note Amount shall be due and payable by the Company on the Maturity Date.

(k) Termination of Rights

All rights with respect to this Note shall terminate upon the issuance of the Common Stock of the Company to Registered Holder upon full conversion of the Note Amount, whether or not this Note has been surrendered and whether or not all stock purchase, investors' rights, co-sale, voting or other agreements have been executed and delivered by Registered Holder to the Company. Notwithstanding the foregoing, the Registered Holder agrees to surrender this Note to the Company for cancellation as soon as is possible following full conversion of the Note Amount into the Common Stock of the Company as set forth under terms and conditions of subsection 2 of this Note.

3. **Issuance of Common Stock - Conversion of Note.**

Subject to Section 2, as soon as practicable after conversion of the Note Amount, the Company at its expense will cause to be issued in the name of and delivered to Registered Holder or its assigns, a stock certificate or stock certificates and/or additional instruments for the Common Stock of the Company to which Registered Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable United States and state and federal securities laws in the reasonable opinion of legal counsel of the Company, by the Company's Certificate of Incorporation or Bylaws, or by any agreement between the Company and Registered Holder). No fractional shares will be issued upon conversion of this Note

4. **No Rights as Stockholder.** This Note does not entitle Registered Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this Note is actually converted into Common Stock of the Company in accordance with its terms of the Purchase Agreement and this Note. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of Registered Holder, shall cause Registered Holder to be a stockholder of the Company for any purpose.

5. **Default**.

(a) An ***"Event of Default"*** will be deemed to have occurred upon any of the following events:

(i) the Company's failure to pay to Registered Holder any amount of principal or interest when and as due under this Note, upon receipt of written notice of such failure from Registered Holder;

(ii) a receiver is appointed for any material part of the Company's property, the Company makes a general assignment for the benefit of creditors, the Company voluntarily initiates an action under the U.S. Bankruptcy Code as a debtor, or the Company is involuntarily made the subject (as a debtor or alleged debtor) of an action under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts, which involuntary action is not terminated or otherwise disposed of without a judgment against the Company within thirty (30) days of its initiation; or

(iii) the Company breaches any material representation, warranty, covenant or other term or condition of this Note or the Purchase Agreement, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) calendar days.

(b) From and after the occurrence of an Event of Default, the Note Amount shall bear simple interest at a rate equal to twenty percent (20%) per annum, until the Note Amount shall have been paid in full. Upon the occurrence of any Event of Default, Registered Holder may, at such Registered Holder's sole option, declare all or any portion of the Note Amount due and payable in full; provided, that in the event of an Event of Default under Section 5.1(b) above, the Note Amount and all other sums payable hereunder shall become and be immediately due and payable in full without any action on the part of Registered Holder.

6. **Prepayment of Principal and Interest**. The Company may opt to pay back all or part of the Note Amount to the Registered Holder under the Notes ("Repayment of Notes"). The Company must provide the Registered Holder with seven (7) days written notice of its intent to effectuate a Repayment of the Notes (the "Repayment Notice Period"). During this Repayment Notice Period, the Registered Holder may opt, in whole or in part, to convert such amount requested to be satisfied and retired by repayment from the Company into the Common Stock of the Company as set forth in this Note and the Purchase Agreement.

7. **Waivers** No failure or delay on the part of Registered Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. To the maximum extent permitted by law, the Company and all endorsers of this Note hereby waive demand, notice, presentment, protest, notice of dishonor, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8. **Transfer or Assignment**. This Note, any Common Stock of the Company issued upon conversion of its conversion by the Registered Holder, may be offered, sold, assigned or transferred by Registered Holder without the consent of the Company, subject only to applicable securities laws. The rights and obligations of the Company and Registered Holder under this Note and the Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

9. **Representations and Warranties of the Company**. The Company hereby represents and warrants to Registered Holder as follows:

(a) The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Note.

(b) The execution, delivery and performance by the Company of this Note (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Company's Certificate of Incorporation or the Bylaws; and (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any lien under, any contractual obligation or the judgment, injunction, writ, award, decree or order of any nature of any governmental authority against, or binding upon, the Company, in each case in this clause (c), individually or in the aggregate, as would have a material adverse effect on the Company.

10. **Representations and Warranties of Registered Holder**. Registered Holder hereby represents and warrants to the Company as follows:

(a) This Note and the Common Stock of the Company issuable upon conversion thereof are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of Registered Holder at all times to sell or otherwise dispose of all or any part of such securities under an effective registration statement under the Act, or under an exemption from such registration available under the Act. If Registered Holder should in the future decide to dispose of any of such securities, Registered Holder understands and agrees that it may do so only in compliance with the Act and applicable state securities laws, as then in effect.

(b) Registered Holder understands that this Note and the Common Stock of the Company issuable upon conversion thereof will not be registered at the time of their issuance under the Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Act and that the reliance of the Company on such exemption is predicated in part on Registered Holder's representations set forth herein. Registered Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Registered Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information to such Registered Holder's satisfaction.

(c) Registered Holder is an "***Accredited Investor***" as that term is defined by Rule 501 of Regulation D promulgated under the Act. The Registered Holder is also an Affiliate of the Company and is required to file beneficial ownership forms with the SEC pursuant to section 16(a) of the Exchange Act.

11. **Payment of Collection, Enforcement, and other Costs.** If: (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or Registered Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by Registered Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to reasonable attorney's fees and disbursements.

12. **Reservation of Common Stock Issuance upon Potential Conversion**. The Company hereby covenants that while the Notes to be held by the Purchaser (e.g. the Initial Note and the Subsequent Note) remain outstanding, the Company shall reserve a sufficient number of shares of its authorized but unissued common stock for issuance upon conversion of the Notes pursuant to the terms and conditions of this Agreement and the Notes. All Common Stock of the Company issued to the Purchaser or its assigns pursuant to the exercise of conversion of the Notes (e.g. which are the subject of this Agreement) shall be contemporaneously approved for issuance to the Purchaser by the Board of Director of the Company as fully paid and non-assessable.

13. **Governing Law**. This Agreement shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Nevada, excluding that body of law applicable to conflicts of laws.

14. **Notices**. Any and all notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivered in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (iii) at the time of transmission by electronic mail, with confirmation of receipt; (iv) one business day after deposit with an express overnight courier for United States deliveries, or two business days after deposit with an international express air courier for deliveries outside of the United States, with proof of delivery from the courier requested; or (v) three business days after deposit in the United. States mail by certified mail (return receipt requested) for United States deliveries.

All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

(a) if to the Company:

EMPIRE POST MEDIA, INC.
2620 Regatta Drive, Suite 102
Las Vegas, Nevada 89128
Email: IanCRG@gmail.com
Telephone: (702) 628-0211
Attention: Ian N. Dixon

Copy Notice: The Law Officer of Byron Thomas, Esq.
2620 Regatta Drive, Suite 102
Las Vegas, Nevada 89128
Email: byronthomas@gmail.com
Telephone: (702) 553-7103

(b) if to the Registered Holder:

SAEAN, INC.
7055 West Laredo Street
Las Vegas Nevada 89117
Attention: Jung Yong Lee

Copy Notice: James Kwon, Attorneys at law
5808 Spring Mountain Road
Las Vegas, Nevada 89146
Email: jkwon@jwklawfirm.com
Telephone: (702) 515-1200

Copy Notice: Sang-Chul, Kim
Trade Tower #1004
511 Yeongdong-daero, Samseong-dong
Gangnam-gu, Seoul, Korea 06164
Email: sck@sck@gyplaw.com
Telephone: 82-10-3199-6219

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

15. **Amendments and Waivers**. Any term of this Note may be amended and the observance of any term of this Note waived (either generally or in a particular instance and either retroactively or prospectively), including without limitation an amendment to extend the Maturity Date, by Registered Holder and the Company. Any amendment or waiver effected in accordance with this section shall be binding upon any future Registered Holder of this Note, regardless of whether or not such person consents thereto.

16. **Severability**. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note Payable to be signed in its name as of the date first written above upon receipt of the "Principal Amount" from the Registered Holder.

BY THE "COMPANY":

EMPIRE POST MEDIA, INC.

/s/ Ian N. Dixon

Ian N. Dixon, President

EMPIRE POST MEDIA, INC.

/s/ William Sawyer

William Sawyer, CEO and Sole Director

ACCEPTED:

BY THE "REGISTERED HOLDER": **SARAN, INC.**

/s/ Jung Yon Lee

Jung Yong Lee, President and Chairman

NOTICE OF CONVERSION

EMPIRE POST MEDIA, INC.

(A Nevada Corporation)

The undersigned hereby irrevocably elects to convert $ ___________ of the "Note Amount" as defined in the Convertible Promissory Note Payable (e.g. the "Note" or "Notes") due to the Registered Holder into_______________ shares of Common Stock ("Shares") of Empire Post Media, Inc. (e.g. Exercise Price - $0.03 per share of Common Stock of the Company) according to the conditions set forth in such Notes, as of the date written below. If Shares are to be issued in the name of an assignee other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto. [1]

Date of Conversion: ______________________________________

Applicable Conversion Price: $0.03 per Share of EMPM Common Stock

Registered Holder: **Sacan, Inc.**, a Nevada corporation or assigns listed below.

Address: ______________________________________

SSN or EIN: ______________________________________

Tel: ______________________

Fax: ______________________

Email: ______________________

Shares are to be registered in the following name of assignee (If applicable):

Name: ______________________________________

Address: ______________________________________

SSN or EIN: ______________________________________

Tel: ______________________

Fax: ______________________

Email: ______________________

Send Conversion Notice to: Empire Post Media, Inc.
2620 Regatta Drive, Suite 102
Las Vegas, Nevada 89128

[1] To be Executed by the Registered Holder or it's assigned in order to Convert the Note. If assigned, Assignee must provide a notarized statement of transfer from the Registered Holder, proof of identity, and proof of SSN/EIN.

Exhibit F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2019
Date of Report (Date of earliest event reported)

EMPIRE POST MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	**000-55962**	**27-1122308**
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Regatta Drive, Suite 102 Las Vegas, Nevada	**89128**
(Address of principal executive offices)	(Zip Code)

(832) 256-6714
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

1.01 Entry into a Material Definitive Agreement.

On or about October 1, 2019, the Company entered into an office sublease agreement (hereinafter referred to as the "Lease Agreement") with Winners Cycles, LLC, a Nevada limited liability company, whose business address of 7955 West Sahara Avenue, Suite 102, Las Vegas, Nevada 89117 (hereinafter referred to as the "Sublessor"). Pursuant to the Sublease Agreement, the Company subleased the commercial space located at 5031 Wagon Trail Avenue, Suite 102-106, Las Vegas, Nevada 89118 (hereinafter referred to as the "Office Space"). The Office Space consists of five different commercial suites which have been previously modified to be one contiguous office, showroom, and service center consisting of 8,954 square feet of rentable space. The Company paid to the Sublessor an initial deposit of $12,804.22 and has agreed to pay basic monthly rent of $8,506.30 plus monthly CAMS of $3,402.52 resulting in a full monthly payment of $11,908.82 to Sublessor with three annual rent abatements (e.g. November 2019, October 2020, and October 2021) whereby the Company only has to pay the CAMS for each particular monthly abatement of $3,402.52. The Lease Agreement terminates on July 22, 2022. The Company received approval for up to $15,000 in Office improvements to be paid for by the Sublessor. Additionally, according to section 2.3 of the Lease Agreement, if the Company is unable to get approval for a "Special Use Permit" (hereinafter referred to as the "SUP") by Clark County, Department of Comprehensive Planning using commercially reasonable efforts, the Company will be allowed to terminate the Lease Agreement upon written notice of termination to the Sublessor which requires evidence of such denial of the SUP. If the Company terminates the Lease Agreement for denial of the SUP pursuant to the above subsection of the Lease Agreement, the Company will receive a refund of all monies paid to the Lessor to date and the parties to the Lease Agreement shall have no further obligations to each other.

SECTION 8 – OTHER EVENTS ITEM

8.01 Other Events.

On or about September 26, 2019, the Company entered into a promissory note with Saean, Inc., a Nevada corporation, whose business address is 7055 West Laredo, Las Vegas, Nevada 89117 (hereinafter referred to as the "Promissory Note") in the amount of $125,000. The Promissory Note is due and payable on December 25, 2019 and carries an interest rate of 6%.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

99.1 Office Sublease Agreement dated October 1, 2019 with Winner Cycles, LLC, a Nevada limited liability company.

99.2 Promissory Note Payable dated September 26, 2019 with Saean, Inc., a Nevada corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

DATE: October 21, 2019

By: ***/s/ Ian N. Dixon***
Name: Ian N. Dixon
Title: President and Chief Operating Officer

OFFICE LEASE

by and between

WINNER CYCLES, LLC.

a Colorado limited liability company

and

EMPIRE POST MEDIA

dba: SAEAN EV MOTORS

A Nevada Corporation

Dated: ~~September~~ October ____1____, 2019

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SUBLEASE AGREEMENT

This Sublease Agreement ("Sublease") is made effective as of the 1 day of ~~September~~ October, 2019, (the "Effective Date") by and between **WINNER CYCLES, LLC**, a Nevada limited liability company ("Sublessor"), and **EMPIRE POST MEDIA, dba: SAEAN EV MOTORS, INC.**, a Nevada corporation ("Sublessee"). Sublessor agrees to sublease to Sublessee, and Sublessee agrees to sublease from Sublessor, those certain premises described as Suites 102-106 5031 Wagon Trail Avenue, Las Vegas, Nevada, consisting of 8,954 +/- rentable square feet more particularly set forth on Exhibit "A" hereto (the "Subleased Premises").

ARTICLE 1
MASTER LEASE AND OTHER AGREEMENTS

1.1 Subordinate to Master Lease. Except as specifically set forth herein, this Sublease is subject and subordinate to all of the terms and conditions of the Shopping Center Shop Lease, dated as of January 20, 2012 (the "Lease"), between J3 Decatur, LLC, a Nevada limited liability company ("Master Lessor") and Sublessor. The Lease is sometimes referred to herein as the "Master Lease". Sublessee hereby assumes and agrees to perform the obligations of the Sublessor under the Master Lease as more particularly set forth hereafter. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit "A" and incorporated herein by this reference. With respect to the obligations assumed by Sublessee, Sublessee shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease. With respect to the obligations assumed by Sublessee, Sublessee shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Lessor under the Master Lease. Sublessee and Sublessor shall each indemnify and hold the other harmless from and against all liability, judgments, costs, demands, claims, and damages of any kind whatsoever (including, without limitation, attorneys' fees and court costs) by reason of any failure on the part of Sublessee to perform any of the obligations of Lessee under the Master Lease which Sublessee and Sublessor are obligated hereunder to perform. In the event of the termination of Sublessor's interest as Lessee under the Master Lease by Master Lessor, then this Sublease shall terminate automatically upon such termination without any liability of Master Lessor or Sublessor to Sublessee. If there is any right to terminate the Lease on the part of Sublessor under the Master Lease, to the extent Master Lessor consents to the assignment by Sublessor of such right to terminate, such right is hereby assigned to Sublessee and only Sublessee, and not Sublessor, may exercise such right. Sublessee represents and warrants to Sublessor that it has read and is familiar with the Master Lease.

1.2 Applicable Provisions. All of the terms and conditions contained in the Master Lease as they may apply to the Subleased Premises, except those directly contradicted by the terms and conditions contained in this document, and along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions of this Sublease. Sublessee will be responsible for the upkeep and maintenance and contract with an HVAC company to insure the proper maintenance of the HVAC units throughout the term of the

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lease. Tenant must provide a copy of an annual HVAC maintenance contract and quarterly service logs to Landlord within Ten (10) days after execution of this Amendment. Tenant's failure to provide a contract and quarterly service logs will result in Landlord entering a HVAC maintenance agreement with a third-party vendor with said expense to be the responsibility of the Tenant as Additional Rent.

1.3 Obligations of Sublessor. The only services or rights to which Sublessee is entitled hereunder from Master Lessor are those to which Sublessor is entitled under the Master Lease, and for all such services and rights Sublessee shall look solely to the Master Lessor under the Master Lease, and the obligations of Sublessor hereunder shall be limited to using its reasonable good faith efforts to obtain the performance by Master Lessor of its obligations. Should Sublessor be unable to obtain any performance by Master Lessor, Sublessor hereby assigns to Sublessee the right to seek to obtain such performance, such right to include legal action against Master Lessor. Sublessor shall have no liability to Sublessee or any other person for damage of any nature whatsoever as a result of the failure of Master Lessor to perform said obligations except for Master Lessor's termination of the Sublessor's interest as Lessee under the Master Lease in the event of Sublessor's breach of the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from any and all claims and liability whatsoever for any such damage (unless such damage is caused by Sublessor's breach of the Master Lease) including, without limitation, all costs and attorneys' fees incurred in defending against same. With respect to any obligation of Sublessee to be performed under this Sublease other than a monetary obligation, when the Master Lease grants Sublessor a specific number of days to perform its obligations thereunder, Sublessee shall have two (2) fewer days to perform, provided that if Sublessor is in receipt of a notice of default from Master Lessor, Sublessor agrees to promptly transmit such notice by facsimile to Sublessee, and Sublessee shall have two (2) fewer days than the number of days specified in such notice or the number of days to perform as provided in the Master Lease. With respect to any monetary obligation of Sublessee to be performed under this Sublease, Sublessee shall make the payments on or before the date that such payment is due. With respect to approval required to be obtained from "Landlord" under the Master Lease, such consent must be obtained from Master Lessor and Sublessor and the approval of Sublessor may be withheld if Master Lessor's consent is not obtained.

ARTICLE 2
TERM

2.1 Term. The term of this Sublease shall commence on October 1, 2019 and the delivery of the Security Deposit. This shall be referred to as the "Commencement Date." The Rent (as defined below) shall commence as detailed in the preceding sentence to this Section 2.1 (the "Rent Commencement Date"). The term of this Sublease shall end on July 22, 2022, unless sooner terminated pursuant to any provision of the Master Lease applicable to the Subleased Premises (the "Expiration Date"). Sublessor shall have no obligation to Sublessee to exercise any of its options to extend under the Master Lease. Notwithstanding the foregoing, the Sublessor shall permit the exercise of the option to extend under the Master Lease provided that the Sublessor be fully released from any and all obligations under the Master Lease and the full

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release and discharge of any personal guaranty issued by the principals of the Sublessor in connection with Master Lease with the consent of the Master Lessor.

2.2 Option to Extend. Sublessee shall have no option to extend this Sublease.

2.3 Sublessee's Early Occupancy of the Subleased Premises and Contingencies. Sublessee shall not be permitted early occupancy of the Subleased Premises. In the event Sublessee is unable to obtain its SUP, after making commercially reasonable efforts, Sublessee shall be entitled to a one (1) time right to terminate this Sublease upon written notice to Sublessor with evidence of the denial of the SUP. Upon receipt of the termination notice this Sublease shall terminate, the Sublessee shall receive a refund of any monies paid to Sublessor and the parties shall have no further obligations to each other. Upon such termination, no lease commissions shall be paid.

ARTICLE 3
RENT

3.1 Rent. Commencing on the Rent Commencement Date, Sublessee shall pay directly to Sublessor each month during the term of this Sublease, rent as set forth below, in advance, on execution hereof for the first month and on or before the first of each month thereafter ("Base Rent"):

Period	Basic Rent p/RSF p/month	Square Footage	Basic Rent p/month	Basic Rent p/Year	CAMS $3,402.52 p/month	Monthly Total with CAMS
10/01/19 – 10/31/19	$0.95	8,954	$8,506.30	$8,506.30	$3,402.52	$11,908.82
11/01/19 – 11/30/19	abated	8,954	$0.00	$0.00	$3,402.52	$3,402.52
12/01/19 – 09/30/20	$0.95	8,954	$8,506.30	$85,063.00	$3,402.52	$11,908.82
10/01/20 – 10/31/20	abated	8,954	$0.00	$0.00	$3,402.52	$3,402.52
11/01/20 – 09/30/21	$1.00	8,954	$8,954.00	$98,494.00	$3,402.52	$12,356.52
10/01/21 – 10/31/21	abated	8,954	$0.00	$0.00	$3,402.52	$3,402.52
11/01/21 – 07/27/22	$1.05	8,954	$9,401.70	$84,615.30	$3,402.52	$12,804.22

Rent for partial months at the commencement or termination of this Sublease shall be prorated. Rent shall be paid to the Sublessor at its business address provided in Section 13.1 herein, or at any other place Sublessor may from time to time designate by written notice mailed or delivered to Sublessee.

Sublessor shall allow Sublessee three (3) months with no Base Rent being due, which months shall be months 2, 13 and 25, of the initial Term. Said waived Base Rent is given as a condition of fulfillment of the terms of this Sublease. In the event of Sublessee's default, then Sublessee shall be responsible to Sublessor for the amount of the waived Base Rent at the rate for the Base Rent period in the Lease the Sublessee was paying at the time of the default or breach for the period of time the Base Rent was waived, as well as any other charges or penalties

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under the conditions of default. Sublessor shall continue to pay Operating Expenses during any month that rent is abated.

3.2 Additional Rent. If Sublessee shall procure any additional services from Master Lessor, or if additional rent or other sums are incurred for Sublessee's sole benefit, Sublessee shall make such payment to Master Lessor, and such charges shall not be pro-rated between Sublessor and Sublessee. Any other rent or other sums payable by Sublessee under this Article 3 shall constitute and be due as additional rent. Base Rent and additional rent shall herein be referred to as "Rent".

3.3 Operating Expenses. Sublessee shall be responsible for all other expenses under the Master Lease including Common Area Maintenance/Taxes/Insurance as defined in the Master Lease.

ARTICLE 4
SECURITY DEPOSIT

4.1 Security Deposit. In addition to the first month's Rent in the amount of $8,506.30 and Operating Expenses in the amount of $3,402.52, upon execution hereof, Sublessee shall deposit with Sublessor the additional sum of $12,804.22 as and for a Security Deposit to secure Sublessee's full and timely performance of all of its obligations hereunder. Total monies due upon execution of Sublease equals to $24,713.04. If Sublessee fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults and/or fails to perform with respect to any provision of this Sublease, Sublessor may (but shall not be obligated to) use, apply, or retain all or any portion of said deposit for payment of any sum for which Sublessee is obligated or which will compensate Sublessor for any loss or damage which Sublessor may suffer thereby and to which Sublessor may be entitled by law, including, without limitation, any damage that will result in the future through the term of the Sublease, to repair damage to the Subleased Premises, to clean the Subleased Premises at the end of the term or for any loss or damage caused by the act or omission of Sublessee or Sublessee's officers, agents, employees, independent contractors or invitees. Any such use, application, or retention shall not constitute a waiver by Sublessor of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of said deposit is so used, applied, or retained, Sublessee shall, within ten (10) days after delivery of written demand from Sublessor, restore said deposit to its original amount. Sublessee's failure to do so shall constitute a material breach of this Sublease, and in such event Sublessor may elect, among or in addition to other remedies, to terminate this Sublease. Sublessor shall not be a trustee of such deposit, and shall not be required to keep this deposit separate from its accounts. Sublessor alone shall be entitled to any interest or earnings thereon and Sublessor shall have the free use of same. If Sublessee fully and faithfully performs all of its obligations hereunder, then the deposit, less any amounts used by Sublessor as permitted by this section and not reimbursed by Sublessee, shall be returned to Sublessee (without payment of interest or earnings thereon) within 30 days after the later of (i) expiration or sooner termination of the term hereof, or (ii) Sublessee's surrender of possession of the Subleased Premises to Sublessor.

ARTICLE 5
CONDITION OF SUBLEASED PREMISES

5.1 Condition of the Subleased Premises. Sublessee acknowledges that as of the Commencement Date, the Subleased Premises, and every part thereof, are in good condition and without need of repair, and Sublessee accepts the Subleased Premises "as is", Sublessee having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Subleased Premises. Sublessee accepts the Subleased Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Subleased Premises and any covenants or restrictions of record. Sublessee acknowledges that neither Sublessor nor Master Lessor have made any representations or warranties as to the condition of the Subleased Premises or its present or future suitability for Sublessee's purposes. Notwithstanding the foregoing, Sublessor shall deliver possession of the Subleased Premises to Sublessee professionally cleaned (which shall consist of vacuuming the carpet and cleaning the windows).

5.2 Sublessee Improvement Allowance. Sublessee shall construct any Sublessee improvements based on Sublessor approved space plans and specifications ("Sublessee Improvements"). Sublessor shall contribute to Sublessee a construction allowance up to $15,000.00 (the "Sublessee Improvement Allowance") to be applied toward soft and hard construction costs only. Accordingly, Sublessee shall not be entitled to utilize any surplus monies to offset rent, relocation/moving, signage expenses or FF&E installations or purchases, general communication needs or security systems or FF&E. Other than the preceding, Sublessee shall accept the Subleased Premises in its "as-is" condition. In the event the costs to improve the Subleased Premises exceed the amounts contributed by Sublessor, Sublessee shall bear the financial burden of such excess improvement costs. Any portion of the Sublessee Improvement Allowance monies or other allowance not used in the construction of Sublessee Improvements shall revert back to the Sublessor. Sublessee Improvement Allowance shall be paid by Sublessor after the completion of the Sublessee Improvements and receipt of all lien releases from any contractor or materialmen performing work or providing materials for the Sublessee Improvements. Sublessor shall only be required to perform under this Section 5.2 in the event Rent Commencement has occurred.

All Sublessee Improvements, any work, repairs or alterations performed by Sublessee (collectively the "Covered Work") shall conform to the requirements of Sublessor's insurers and of the federal, state and local governments having jurisdiction over the Subleased Premises, including, without limitation, the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101, et seq.), the OSHA General Industry Standard (29 C.F.R. Section 1910.1001, et seq.), and the OSHA Construction Standard (29 C.F.R. Section 1926.1001, et seq.) and shall be performed in accordance with the terms and provisions of the Master Lease and in a good and workmanlike manner. If the Covered Work is not performed as herein required, Sublessor shall have the right, at Sublessor's option, to halt any further Covered Work, or to require Sublessee to correct the Covered Work as herein required.

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Sublessee shall take all actions necessary under Nevada law to ensure that no liens encumbering Sublessor's interest in the Subleased Premises arise as a result of Sublessee's construction of any Covered Work. Pursuant to NRS 108.234, Sublessor hereby informs Sublessee that Sublessee must comply with the requirements of NRS 108.2403 and NRS 108.2407. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Sublessor, express or implied by inference or otherwise, to any contractor, sub-contractor, laborer or material supplier for the specific performance of any labor or the furnishing of any materials or equipment for any specific improvement, alteration to or repair of the Subleased Premises or any part thereof, nor as giving Sublessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Sublessor that would give rise to the filing of any lien against Sublessor's interest in the Subleased Premises. Without limiting the foregoing, prior to commencement of any alterations, additions or improvements to the Premises, including Covered Work, Sublessee shall notify Sublessor of the name and address of Sublessee's contractor(s) who will be performing Covered Work as soon as it is known and shall provide Sublessor with copies of the contractor or vendor's commercial general liability and workers compensation insurance policy details. Sublessee shall notify Sublessor of any Covered Work in the Premises immediately upon the signing of any contract with any contractor for the construction. In addition, upon completion of any work by Sublessee or on behalf of Sublessee, Sublessee shall deliver to Sublessor final lien waivers from all contractors, subcontractors and materialmen who performed such work. Sublessee may not begin any Covered Work in the Subleased Premises until Sublessee has delivered evidence reasonably satisfactory to Sublessor that Sublessee has complied with the terms of this Section 5.2. Sublessee assumes all risks and liabilities associated the Covered Work and indemnifies and releases the Sublessor from any claims or liability associated the Covered Work.

5.3 Surrender. Sublessee shall keep the Subleased Premises, and every part thereof in at least the same condition it was received from Sublessor, ordinary wear and tear excepted. Sublessee shall surrender the Subleased Premises in the same condition as received, ordinary wear and tear excepted, provided Sublessee performs all necessary maintenance, repair and cleaning to maintain the Subleased Premises in the condition it was delivered at the Commencement Date.

ARTICLE 6
INSURANCE

6.1 Sublessee's Insurance. With respect to the Tenant's insurance under the Master Lease, the same is to be provided by Sublessee as described in the Master Lease, and such policies of insurance shall include as additional insureds Master Lessor, Sublessor and any lender as required by Master Lessor.

6.2 Waiver of Subrogation. With respect to the waiver of subrogation contained in the Master Lease, if any, such waiver shall be deemed to be modified to constitute an agreement by and among Master Lessor, Sublessor and Sublessee (and Master Lessor's consent to this Sublease shall be deemed to constitute its approval of this modification).

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ARTICLE 7
USE OF SUBLEASED PREMISES

7.1 Use of Subleased Premises. Sublessee shall occupy and use the Subleased Premises only for retail, service and general office use related to operating an Electric Vehicle Dealership. Sublessee shall not allow the Premises to be used in any manner that is inconsistent or prohibited under the Master Lease.

ARTICLE 8
ASSIGNMENT, SUBLETTING & ENCUMBRANCE

8.1 Consent Required. Sublessee shall not assign this Sublease or any interest therein nor shall Sublessee sublet, license, encumber or permit the Subleased Premises or any part thereof to be used or occupied by others, without Sublessor's and Master Lessor's prior written consent.

8.2 Form of Document. Every assignment, agreement, or sublease shall (i) recite that it is and shall be subject and subordinate to the provisions of this Sublease, that the assignee or subtenant assumes Sublessee's obligation hereunder, that the termination of this Sublease shall at Sublessor's sole election, constitute a termination of every such assignment or sublease, and (ii) contain such other terms and conditions as shall be reasonably requested or provided by Sublessor's attorneys.

8.3 No Release of Sublessee. Regardless of Sublessor's consent, no subletting or assignment shall release Sublessee of Sublessee's obligation or alter the primary liability of Sublessee to pay the Rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of Rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Sublessee, in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee, subtenant or successor.

8.4 Default. An involuntary assignment shall constitute a default and Sublessor shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Sublessee.

ARTICLE 9
DEFAULT

9.1 Default Described. The occurrence of any of the following shall constitute a material breach of this Sublease and a default by Sublessee: (i) failure to pay Rent or any other amount within three (3) business days after due; (ii) all those items of default set forth in the Master Lease which remain uncured after the cure period provided in the Master Lease; or (iii) Sublessee's failure to perform timely and subject to any cure periods any other material provision of this Sublease or the Master Lease as incorporated herein.

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9.2 Sublessor's Remedies. Sublessor shall have the remedies set forth in the Master Lease as if Sublessor is Master Lessor. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

9.3 Sublessee's Right to Possession Not Terminated. Sublessor may continue this Sublease in full force and effect, and Sublessor shall have the right to collect rent and other sums when due. During the period Sublessee is in default, Sublessor may enter the Subleased Premises and relet them, or any part of them, to third parties for Sublessee's account and alter or install locks and other security devices at the Subleased Premises. Sublessee shall be liable immediately to Sublessor for all costs Sublessor incurs and as permitted by law in reletting the Subleased Premises, including, without limitation, attorneys' fees, brokers' commissions, expenses of remodeling the Subleased Premises required by the reletting, and like costs. Reletting may be for a period equal to, shorter or longer than the remaining term of this Sublease and rent received by Sublessor shall be applied to (i) first, any indebtedness from Sublessee to Sublessor other than rent due from Sublessee; (ii) second, all costs incurred by Sublessor in reletting, including, without limitation, brokers' fees or commissions and attorneys fees, the cost of removing and storing the property of Sublessee or any other occupant, and the costs of repairing, altering, maintaining, remodeling or otherwise putting the Subleased Premises into condition acceptable to a new Sublessee or Sublessees; (iii) third, rent due and unpaid under this Sublease. After deducting the payments referred to in this subsection 9.3, any sum remaining from the rent Sublessor receives from reletting shall be held by Sublessor and applied in payment of future rent and other amounts as rent and such amounts become due under this Sublease. In no event shall Sublessee be entitled to any excess rent received by Sublessor.

9.4 All Sums Due and Payable as Rent. Sublessee shall also pay without notice, or where notice is required under this Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Sublessee in any of the provisions of this Sublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sublessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sublease or by law in the case of nonpayment of rent.

9.5 No Waiver. Sublessor may accept Sublessee's payments of less than full amount of rent due without waiving any rights under the Sublease, including rights under a previously served notice of default. So long as there is a default hereunder, no payment by Sublessee or receipt by Sublessor of a lesser amount than any installment of rent due or other sums shall be deemed as other than a payment on account of the amount due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Sublessor may accept such check or payment without prejudice of Sublessor's right to recover the balance of such rent or other sum or pursue any other remedy provided in this Sublease, at law or in equity. If Sublessor accepts payments after serving a notice of default, Sublessor may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Sublessee any further notice or demand. Furthermore, the Sublessor's acceptance of rent from Sublessee when the Sublessee is holding over without express written consent does not convert Sublessee's tenancy from a tenancy at sufferance to a month-to-month tenancy. No waiver of any provision of this Sublease shall be implied by any failure of Sublessor to enforce any remedy for the violation of that

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provision, even if that violation continues or is repeated. Any waiver by Sublessor of any provision of this Sublease must be in writing. Such waiver shall affect only the provisions specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Sublessor shall impair such right or remedy or be construed as a waiver thereof by Sublessor. No act or conduct of Sublessor, including, without limitation the acceptance of keys to the Subleased Premises shall constitute acceptance or the surrender of the Subleased Premises by Sublessee before the Expiration Date. Only written notice from Sublessor to Sublessee of acceptance shall constitute such acceptance or surrender of the Subleased Premises. Sublessor's consent to or approval of any act by Sublessee which requires Sublessor's consent or approval shall not be deemed to waive or render unnecessary Sublessor's consent to or approval of any subsequent act by Sublessee.

9.6 Sublessor Default. For purposes of this Sublease, Sublessor shall not be deemed in default hereunder unless and until Sublessee shall first deliver to Sublessor written notice of such default, and Sublessor shall fail to promptly cure said default or to commence to cure said default and thereafter diligently prosecute the same to completion

9.7 Notice of Event of Default under Master Lease. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor's receipt of notice from Master Lessor of an Event of Default or Sublessor's actual knowledge of such impairment.

ARTICLE 10
CONSENT OF MASTER LESSOR

10.1 Precondition. The Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor. This Sublease shall not be effective unless and until Master Lessor signs a consent to this subletting satisfactory to Sublessor.

ARTICLE 11
MISCELLANEOUS

11.1 Conflict with Master Lease; Interpretation. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the terms of this Sublease. No presumption shall apply in the interpretation or construction of this Sublease as a result of Sublessor having drafted the whole or any part hereof.

11.2 Remedies Cumulative. The rights, privileges, elections, and remedies of Sublessor in this Sublease, at law, and in equity are cumulative and not alternative.

11.3 Waiver of Redemption. Sublessee hereby expressly waives any and all rights of redemption to which it may be entitled by or under any present or future laws in the event Sublessor shall obtain a judgment for possession of the Subleased Premises.

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11.6 Damage and Destruction; Condemnation. In the event of any damage, destruction, casualty, condemnation or threat of condemnation affecting the Subleased Premises, Rent payable hereunder shall be abated but only to the extent that Rent is abated under the Master Lease. Sublessee shall have no right to terminate this Sublease in connection with any damage, destruction, casualty, condemnation or threat of condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.

11.7 Offer. Preparation of this Sublease by either Sublessor or Sublessee or either parties' agent and submission of same to Sublessor or Sublessee shall not be deemed an offer to Sublease. This Sublease is not intended to be binding until executed and delivered by all Parties hereto.

11.8 Due Authority. Each of the persons executing this Sublease on behalf of Sublessee represent and warrant that they have the authority to bind Sublessee, Sublessee has been and is qualified to do business in the State of Nevada, that the corporation has full right and authority to enter into this Sublease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. Sublessee agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the authorization of Sublessee to enter into this Sublease.

11.9 Multiple Counterparts. This Sublease may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Sublease transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

11.10 Building Contaminants. To prevent the contamination, growth, or deposit of any mold, mildew, bacillus, virus, pollen, or other micro-organism (collectively, "Biologicals") and the deposit, release or circulation of any indoor contaminants including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, "Contaminants") that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an "Occupant"), Sublessee shall, at Sublessee's sole cost and expense, at all times during the term hereof (1) operate the Subleased Premises in such a manner to reasonably prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers, and any other locations where stagnant water or moisture could accumulate, and (2) otherwise operate the Subleased Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants.

11.11 Governing Law and Waiver of Jury Trial. This Sublease shall be governed by the laws of the State of Nevada. **EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THE SUBLEASE.**

JD

11.12 Time is of the Essence. Time is of the essence with respect to the performance of the obligations of Sublessor and Sublessee under this Sublease.

11.13 Severability. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties hereto as contained herein, the remainder of this Sublease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

11.14 Integrated Contract, Waiver and Modification. This Sublease represents the complete and entire understanding and agreement between and among the parties hereto with regard to all matters involved in this Sublease and supersedes any and all prior or contemporaneous agreements, whether written or oral. This Sublease may not be modified or amended, nor may any provision contained herein be waived, except in writing signed by all parties, or if such modification, amendment or waiver is for the benefit of one or more of the parties hereto and to the detriment of the others, then the same must be in writing signed by all parties to whose detriment the modification, amendment or waiver inures.

ARTICLE 12

Intentionally Omitted

ARTICLE 13
NOTICES

13.1 Notices. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such Notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United States mail, to the following addresses:

To the Sublessor: WINNER CYCLES, LLC.

7955 W. Sahara Ave., Suite 102
Las Vegas, NV 89117

To the Sublessee: At the Subleased Premises, whether or not Sublessee has abandoned or vacated the Subleased Premises or notified the Sublessor of any other address

Either party may change its Notice Address under the provisions of this section.

JD

ARTICLE 14
ATTORNEYS' FEES AND COSTS

14.1 Sublessor Made Party to Litigation. If Sublessor or Sublessee becomes a party to any litigation brought by someone other than the other party and concerning this Sublease, the Subleased Premises, or the other party's use and occupancy of the Subleased Premises to the extent, based upon any real or alleged act or omission of such other party or its authorized representatives, such other party shall be liable to the first party for reasonable attorneys' fees and court costs incurred by the other in the litigation.

14.2 Certain Litigation Between the Parties. In the event any action or proceeding at law or in equity or any arbitration proceeding be instituted by either party, for an alleged breach of any obligation of Sublessee under this Sublease, to recover rent, to terminate the tenancy of Sublessee at the Subleased Premises, or to enforce, protect, or establish any right or remedy of a party to this Sublease Agreement, the prevailing party (by judgment or settlement) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys' fees, expert witness fees, and court costs as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Sublessor in such action or proceeding. The parties agree that any action brought by either party under or in relation to the Sublease, including, without limitation, to interpret or enforce any provision of the Sublease, shall be brought in, and each party agrees to and does hereby submit to the exclusive jurisdiction and venue of, the Eighth Judicial District Court located in Clark County, Nevada.

14.3 Sublessor's Costs. In any case where Sublessee requests permission from Sublessor to assign, sublet, make alterations, or receive any other consent or obtain any waiver from or modification to the terms of this Sublease, Sublessee shall pay to Sublessor a reasonable administrative charge and Sublessor's reasonable attorney's fees incurred by Sublessor in reviewing such request.

ARTICLE 15
MISCELLANEOUS

15.1 Exhibits and Attachments. All exhibits and attachments to this Sublease are a part hereof.

15.2 Guaranty. As a condition of this Sublease, a Personal Guaranty shall be provided in the form set forth by Sublessor.

15.3 Time of Essence. Time is of the essence of this Sublease and each provision hereof in which time of performance is established.

JD

IN WITNESS WHEREOF, the parties hereto have subscribed this Sublease Agreement as of the day and year set forth above.

SUBLESSOR:

WINNER CYCLES, LLC,
A NEVADA LIMITED LIABILITY
COMPANY

BY: ______________________

ITS: ANTONIO A. [illegible]

SUBLESSEE:

EMPIRE POST MEDIA
DBA: SAEAN EV MOTORS, INC.,
A NEVADA CORPORATION

BY: Ian Dixon

ITS: Director

CONSENT AND AGREEMENT OF MASTER LESSOR:

J3 DECATUR, LLC,
A NEVADA LIMITED LIABILITY
COMPANY

BY: Jordan Sills

ITS: Member

EXHIBIT A

PREMISES


FOR SUBLEASE
FLOOR PLAN


FOR SUBLEASE

JD

PROMISSORY NOTE – PAYABLE ON December 25, 2019

This Promissory Note Payable on December 25, 2019 (the "Note") is made and effective the September 25, 2010,

BETWEEN:

Empire Post Media, Inc. (the "Maker"), a corporation organized and existing under the laws of the Nevada, with its head office located at: 2620 Regetta Drive, Suite 102, Las Vegas, Nevada 89128;

AND:

Sasan, Inc. (the "Payee"), a corporation organized and existing under the laws of the Nevada, with its head office located at: 7055 West Laredo, Las Vegas, Nevada 89117.

TERMS

1. For value received, the undersigned Maker promises to pay to Payee, or order, at its offices at 7055 West Laredo, Las Vegas, Nevada 89117, the principal sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), together with interest at the rate hereinafter provided for on the unpaid principal balance of this note from time to time outstanding until paid in full.
2. Interest shall accrue on the unpaid and outstanding principal balance of this note commencing on the date hereof and continuing until repayment of this note in full at a rate per annum equal to 6%. Interest shall be made by Maker to Payee at the end of the term of the Note or when the Note is paid in full if before the maturity date.
3. Maker shall make all payments hereunder to Payee in lawful money of United States currency and in immediately available funds.
4. Maker waives presentment, demand, notice of demand, protest, notice of protest or notice of nonpayment in connection with the delivery, acceptance, performance, default or enforcement of this note or of any document or instrument evidencing any security for payment of this note.
5. Failure at any time to exercise any of the rights of Payee hereunder shall not constitute a waiver of such rights and shall not be a bar to exercise of any of such rights at a later date. In the event of commencement of suit to enforce payment of this note, the prevailing party shall be entitled to receive the costs of collection including reasonable attorneys' fees and court costs.
6. Nothing contained in this note shall be deemed to require the payment of interest or other charges by Maker or any other person in excess of the amount which the Payee may lawfully charge under the applicable usury laws. In the event that Payee shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall be credited against the principal balance of this note then outstanding, and any excess shall be returned to Maker.
7. There is no personal guarantee attached to this Note. It is a corporate only guarantee without collateral.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed as of the date first written below.

MAKER:

Ian Dixon, President
Empire Post Media, Inc.

PAYEE:

William A. Sawyer, CFO
Saean, Inc.

Exhibit G

COVER STORY



Exhibit H

Filed in the Office of
Barbara K. Cegavske
Secretary of State
State Of Nevada

Business Number E0542562009-4	
Filing Number 20200523393	
Filed On 3/4/2020 3:04:00 PM	
Number of Pages 3	

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Empire Post Media, Inc. (Entity #E0542562009-4)

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The Company has approved for designation 1,000,000 shares of Series "A" Preferred Stock (Par Value $0.001). The holders of the Series "A" Preferred Stock are entitled to vote on all matters voted on by the Company's common shareholders, including the election of officers and directors, on the basis of one (1) share of "A" Class Preferred Stock held votes five hundred (500) shares of Common Stock.

(See the attached two page "Addendum" for the full language of the designated voting powers, designations, preferences, limitations, restrictions and relative rights of the Series "A" Preferred Stock).

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EMPIRE POST MEDIA, INC.
(NV ENTITY # E0542562009-4)

CERTIFICATE OF DESIGNATION FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.1955)

ADDENDUM TO PART #2

The Board of Directors of **EMPIRE POST MEDIA, INC.** (the "Company"), a Nevada corporation, by unanimous written consent approved the terms and conditions of the Series "A" Preferred Stock on February 27, 2020 along with the approval to file of this "Certificate of Designation" with the NVSOS. This is an addendum to part 2 of the "Certificate of Designation" to be filed by the Company on or about February 27, 2020, with the Nevada Secretary of State, Corporations Division (the "NVSOS") for the designation of 1,000,000 shares of Preferred Stock to be referred to as Series "A" Preferred Stock.

#2 continued from NVSOS "Certificate of Designation" Form (EMPIRE POST MEDIA, INC.):

SECTION 1 - DESIGNATION AND AMOUNT - The shares of such series shall have $0.001 par value per share and shall be designated as Series "A" Preferred Stock (the "Series "A" Preferred Stock") and the number of shares authorized constituting the Series "A" Preferred Stock shall be One Million (1,000,000) shares.

SECTION 2 – RANK - Except for the voting rights specifically granted herein, which shall have priority over all other future outstanding shares of preferred stock issued by the Corporation, the Series "A" Preferred Stock shall rank senior only to any other class or series of designated and outstanding Preferred Shares of the Corporation.

SECTION 3 – DIVIDENDS - The Series "A" Preferred Stock shall bear no dividend.

SECTION 4 – LIQUIDATION PREFERENCE – The Series "A" Preferred Stock shall have no liquidation preferences with regards to any event including, but not limited to, a liquidation, dissolution, or winding up of the Corporation's operations, either voluntarily or involuntarily.

SECTION 5 – REDEMPTION BY CORPORATION - The Corporation does not have any rights to redemption with regards to the Series "A" Preferred Stock.

SECTION 6 - COMMON STOCK VOTING RIGHTS - The Record Holders of the Series "A" Preferred Stock shall have the right to vote on any matter with the holders of the Common Stock of the Corporation voting together as one (1) class. The record Holders of the Series "A" Preferred Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of the Common Stock of the Corporation or other potential holders of other series of voting Preferred Shares entitled to vote at any Regular or Special Meeting of the Shareholders) equal to five hundred (500) shares of Common Stock for each one (1) share of Series "A" Preferred Stock held.

SECTION 7 – NOTICE OF MEETINGS - The record Holders of the Series "A" Preferred Stock shall be entitled to the same notice of any Regular or Special Meeting of the Shareholders as may or shall be given to the holders of the Common Stock of the Corporation or other potential holders of other series of voting Preferred Shares entitled to vote at such described meetings. No corporate actions requiring majority common shareholder approval or consent may be submitted to a vote of preferred and common shareholders which in anyway precludes the Series "A" Preferred Stock from exercising its voting or consent rights as though it were a common shareholder.

SECTION 8 – USE OF QUORUM PURPOSES - For the purposes of establishing a quorum for any Regular or Special Meeting of the Common shareholders, the Series "A" Preferred Stock shall be included and shall be deemed as the same equivalent of five hundred (500) shares of Common Stock for each one (1) share of Series "A" Preferred Stock held.

SECTION 9 – PROTECTIVE PROVISION - So long as shares of Series "A" Preferred Stock are issued and outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by Nevada law) of the Holders of at least seventy-five (75%) of the then issued and outstanding shares of Series "A" Preferred Stock:

(a) alter or change the rights, preferences, or privileges of the Series "A" Preferred Stock so as to adversely affect the rights held by the holders of any issued and outstanding Series "A" Preferred Stock; or

(b) create any new class or series of capital stock of any kind having a preference over the Series "A" Preferred Stock with respect to the common stock voting rights or increase the size of the authorized number of Series "A" Preferred Stock.

SECTION 10 – CONVERSION INTO COMMON STOCK – The Series "A' Preferred Stock shall not be convertible into the Common Stock of the Corporation.

SECTION 11 – PREFERENCE RIGHTS - Nothing contained herein shall be construed to prevent the Board of Directors of the Corporation from issuing one (1) or more series of Preferred Stock with dividend and/or liquidation preferences senior to the same preferences as set forth for the Series "A" Preferred Stock.

SECTION 12 – ISSUANCE OF SERIES "A" PREFERRED STOCK - As provided by the Corporation's Articles of Incorporation and its bylaws, the Board of Directors may issue from time to time, without prior approval of the common stock holders of the Corporation, issue the Series "A" Preferred Stock as described in this designation.

SECTION 13 – EXTINGUISHMENT OF THE CLASS OF SERIES "A" PREFERRED STOCK – The Series "A" Preferred Stock shall be extinguished and fully cancelled on the books and records of the Corporation five (5) years after the issuance of the same to any holder issued the Series "A" Preferred Stock by the Corporation, or its subsequent assigns or holders thereafter.

IN WITNESS WHEREOF, the following officer of EMPIRE POST MEDIA, INC., hereupon attests and approves this attachment to the "Certificate of Designation" dated February 27, 2020 to be filed with the Nevada Secretary of State pursuant to N.R.S. 781955 ("Certificate of Designation for Nevada Profit Corporations").

____
William A. Sawyer (President and Sole Director)
EMPIRE POST MEDIA, INC.